                                                                    EXHIBIT 2.3

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of April 25, 2002 (this "AGREEMENT"), between USA BROADBAND, INC., a Delaware corporation (BROADBAND"), and LAS AMERICAS BROADBAND, INC., a Colorado corporation ( "LAS AMERICAS"). Broadband and Las Americas are collectively referred to herein as the "PARTIES" and individually, as a "PARTY."

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Broadband and Las Americas have approved and declared advisable and in the best interest of each Party's stockholders this Agreement and the merger of Las Americas with and into Broadband (the "MERGER") upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Broadband and Las Americas desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger, and also to prescribe various conditions to the Merger;

     NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                    ARTICLE I

                 MERGER; CLOSING; EFFECTIVE TIME; FURTHER ACTION

     Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger (the "CERTIFICATE OF MERGER") and in accordance with the applicable provisions of the CBCA and the DGCL, at the Effective Time (as defined in SECTION 1.3), Las Americas shall be merged with and into Broadband and the separate corporate existence of Las Americas shall thereupon cease and Broadband shall continue as the surviving corporation (the "SURVIVING CORPORATION").

     Section 1.2 CLOSING. The closing of the Merger (the "CLOSING") shall take place (i) at the offices of Shefsky & Froelich Ltd., 444 N. Michigan Avenue, Suite 2500, Chicago, Illinois 60611, at 10:00 A.M., local time, on the fifth
(5th) Business Day after the satisfaction or waiver, if permissible, of all the conditions set forth herein, or (ii) at such other time, date and place as Broadband and Las Americas may mutually agree upon in writing (the "CLOSING DATE").

     Section 1.3 EFFECTIVE TIME. On or before the Closing Date, but following satisfaction or waiver of all conditions to Closing: (i) Broadband and Las Americas shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State for the State of Delaware as provided in Section 258 of the DGCL and (ii) make all other filings or recordings as may be required by applicable law in connection with the Merger, including the CBCA. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State for the State of Delaware or such other later time as shall be agreed upon by the Parties and set forth in the Certificate of Merger (the "EFFECTIVE TIME").

     Section 1.4 FURTHER ACTIONS. At and after the Effective Time, the Surviving Corporation shall take all action as shall be required in connection with the Merger, including the execution and delivery of any further deeds, assignments, instruments or documents as are necessary or desirable to effectuate the Merger and the other transactions contemplated hereby.

                                   ARTICLE II

                              CORPORATE GOVERNANCE

     Section 2.1 CERTIFICATE OF INCORPORATION AND BY-LAWS. At the Effective Time, the Certificate of Incorporation, as amended, of Broadband shall be the Certificate of Incorporation of the Surviving Corporation and the By-laws of Broadband as in effect on the date hereof shall be the By-laws of the Surviving Corporation.

     Section 2.2 DIRECTORS OF BROADBAND. At the Effective Date, Broadband shall: (i) cause its board of directors to be expanded from six (6) to seven
(7) individuals and (ii) appoint Mr. Richard G. Lubic and his designee to fill two (2) of such seats on its board of directors. Mr. Lubic and his designee shall serve until the date that their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws.

     Section 2.3 OFFICERS OF BROADBAND. The officers of Broadband immediately prior to the Effective Date shall be, along with Mr. Lubic, the officers of the Surviving Corporation and shall serve until the date that their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws.

     Section 2.4 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization described in Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code. The Parties shall treat the transactions contemplated hereby consistently with such intention.

                                   ARTICLE III

             EFFECT OF THE MERGER ON STOCK; EXCHANGE OF CERTIFICATES

     Section 3.1 EFFECT ON STOCK.

          (a) At the Effective Time, the Merger shall have the following effects on the capital stock of Broadband and Las Americas, without any action on the part of any holder of any securities of Broadband and Las
     Americas:

               (1) CONVERSION OF LAS AMERICAS' COMMON STOCK. At the Effective Time, each Las Americas Share shall be automatically converted into a right to receive .12452987 fully paid, nonassessable shares of Broadband's common stock, par value $0.001 (the "EXCHANGE RATIO"). If prior to the Effective Time, Las Americas or Broadband should split or combine its common stock, pay a dividend or other stock distribution in its common stock, or otherwise change its common stock into any other securities, or make any other dividend, distribution or issuance of its common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or other distribution or change. The Exchange Ratio shall be, in each case, rounded upwards to the nearest whole share in accordance with
          SECTION 3.4.

               (2) CONVERSION OF LAS AMERICAS' OPTIONS AND WARRANTS. At the Effective Time, each unexercised option and unexercised warrant, whether or not then vested or exercisable in accordance with its terms, previously granted by Las Americas to purchase Las Americas Shares shall be automatically converted into and become an option or warrant, as the case may be, to purchase .12452987 Broadband Shares for each Las Americas Share that its holder previously was authorized to purchase immediately prior to the conversion. Each option or warrant to purchase Broadband Shares shall have the same terms and conditions as the option or warrant to purchase Las Americas Shares that it replaces.

     Section 3.2 PAYMENT FOR SHARES IN THE MERGER. At the Effective Time, Broadband shall make available to an exchange agent selected by Broadband and reasonably acceptable to Las Americas (the "EXCHANGE AGENT"), for the benefit of those persons who were the holders of Las Americas Shares immediately prior to the Effective Time, a sufficient number of certificates representing Broadband Shares required to effect the delivery of the aggregate merger consideration required to be issued pursuant to SECTION 3.1 (the certificates representing Broadband Shares comprising such aggregate merger consideration being herein referred to as the "EXCHANGE FUND"). The Exchange Agent shall deliver, pursuant to irrevocable instructions, the shares contemplated to be issued pursuant to SECTIONS 3.1 AND 3.4 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

     As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and transmittal form to each holder of record of the Las Americas Shares immediately prior to the Effective Time advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with Broadband's approval) the certificate or certificates to be exchanged pursuant to the Merger (the "CERTIFICATES"). Upon the surrender for exchange of Certificates, together with such letter of transmittal duly completed and properly executed in accordance with instructions thereto, and such other documents as may be required pursuant to such instructions, the holder shall be paid promptly, without interest thereon and subject to any required withholding of taxes, the merger consideration to which such holder is entitled hereunder, and such Certificates shall forthwith be canceled. Until so surrendered and exchanged, the Certificates shall represent solely the right to receive the merger consideration pursuant to SECTIONS 3.1 AND 3.4, subject to any required withholding of taxes. If any payment for the Las Americas Shares is to be made to any person other than the person in whose name the Certificates for such shares surrendered are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of such payment to a person other than the registered owner of the Certificates surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. To the extent permitted by law, former stockholders of record of Las Americas shall be entitled to vote, after the Effective Time, at any meeting of Broadband stockholders, the number of Broadband Shares into which their respective Las Americas Shares are converted, regardless of whether such holders have exchanged their Certificates in accordance with this SECTION 3.2.

     No dividends or other distributions with respect to Broadband Shares with a record date after the Effective Time shall be paid to the holders of any unsurrendered Certificates with respect to the Broadband Shares represented thereby until the surrender of such Certificates in accordance with this SECTION
3.2. Subject to the effect of applicable laws, following surrender of any such Certificates, there shall be paid to the holder of the Certificates representing Broadband Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Broadband Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment subsequent to such surrender payable with respect to such Broadband Shares.

     In the event any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Broadband, the posting by such person of a bond in such amount, form and with such surety as Broadband may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the number of Broadband Shares deliverable (and unpaid dividends and distributions) in respect thereof pursuant to this Agreement.

     Section 3.3 EXCHANGE AGENT. Subject to the agreement of the Exchange Agent, among other things, (i) the Exchange Agent shall maintain the Exchange Fund as a separate fund to be held for the benefit of the holders of Las Americas Shares, which shall be promptly applied by the Exchange Agent to making the payments provided for in SECTIONS 3.1 AND 3.4; (ii) any portion of the Exchange Fund that has not been paid to holders of the Las Americas Shares pursuant to SECTIONS 3.1 AND 3.4 prior to the date that is six (6) months from the Effective Time shall be paid to Broadband, and any holders of Las Americas Shares who shall not have theretofore complied with SECTION 3.2 shall thereafter look only to Broadband for payment of the number of Broadband Shares to which they are entitled under this Agreement; (iii) the Exchange Fund shall not be used for any purpose that is not provided for herein; and (iv) all expenses of the Exchange Agent shall be paid directly by Broadband. Promptly following the date which is six (6) months from the Effective Time, the Exchange Agent shall return to Broadband all cash, securities and any other instruments in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of Certificates formerly representing Las Americas Shares may surrender such Certificates to Broadband and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the merger consideration payable pursuant to SECTIONS 3.1 AND 3.4, without interest, but shall have no greater rights against Broadband than may be accorded to general creditors of Broadband under the DGCL. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Broadband Shares held by it from time to time hereunder.

     Section 3.4 FRACTIONAL SHARES. No fractional Broadband Shares shall be issued in the Merger. In lieu of any such fractional securities, the Exchange Agent shall issue to each holder of Las Americas Shares who otherwise would have been entitled to a fractional Broadband Share upon surrender of Certificates for exchange pursuant to this ARTICLE III one (1) additional whole Broadband Share. For example, a holder of ten and one-third (10.33) Las Americas Shares shall receive eleven (11) Broadband Shares upon surrender of such holder's Certificates pursuant to ARTICLE III.

     Section 3.5 TRANSFER OF SHARES AFTER THE EFFECTIVE TIME. No transfers of Las Americas Shares shall be made on the stock transfer books of Las Americas after the close of business on the day prior to the date of the Effective Time.

     Section 3.6 LAS AMERICAS DISSENTING STOCKHOLDER.

          (a) Notwithstanding anything herein to the contrary, any Las Americas Share owned by a Las Americas Dissenting Stockholder shall not be converted into the right to receive the consideration hereunder, but such Las Americas Dissenting Stockholder shall be entitled only to such payments as are provided for by the CBCA, which shall be paid by Broadband.

          (b) Notwithstanding the provisions of SECTION 3.6(a), if any Las Americas Dissenting Stockholders shall effectively withdraw or lose (through failure to perfect or otherwise) such stockholder's right to receive the payment provided for by the CBCA for such stockholder's Las Americas Shares, then, as of the Effective Time, such Las Americas Dissenting Stockholder's Las Americas Shares automatically shall be converted into the right to receive only the consideration as is provided for in Article 113 of the CBCA, which shall be paid by Broadband without interest thereon.

          (c) Prior to the Closing Date, Las Americas shall give Broadband: (i) prompt notice of any written demands by Las Americas Dissenting Stockholders, withdrawals of such demands and any other similar instruments served pursuant to the CBCA and received by Las Americas and (ii) the opportunity to discuss with Las Americas any negotiations and proceedings with respect to such demands and to participate with Las Americas in such negotiations and proceedings. Prior to the Closing Date, Las Americas shall not, except with the prior written consent of Broadband, voluntarily make any payment with respect to any demands by Las Americas Dissenting Stockholders or settle or offer to settle any such demands.

     Section 3.7 BROADBAND DISSENTING STOCKHOLDERS.

          (a) Notwithstanding anything herein to the contrary, any Broadband Share owned by a Broadband Dissenting Stockholder shall not be converted into the right to receive the consideration hereunder, but such Broadband Dissenting Stockholder shall be entitled only to such payments as are provided for by the DGCL, which shall be paid by Broadband.

          (b) Notwithstanding the provisions of SECTION 3.7(a), if any Broadband Dissenting Stockholders shall effectively withdraw or lose (through failure to perfect or otherwise) such stockholder's right to receive the payment provided for by the DGCL for such stockholder's Broadband Shares, then, as of the Effective Time, such Broadband Dissenting Stockholder's Broadband Shares automatically shall be converted into the right to receive only the consideration as is provided for in Section 262 of the DGCL, which shall be paid by Broadband without interest thereon.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF LAS AMERICAS

     Except as disclosed: (i) in the due diligence schedules to be delivered to Broadband on or about May 3, 2002 (the "LAS AMERICAS DUE DILIGENCE SCHEDULES");
(ii) in the Las Americas SEC Reports filed within two (2) years from the date of this Agreement; or (iii) as otherwise set forth in this Agreement, Las Americas hereby represents and warrants to Broadband as follows:

     Section 4.1 ORGANIZATION AND QUALIFICATION. Las Americas is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Las Americas is duly qualified to do business and is in good standing in all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such qualification to do business necessary, except for any such failure to so qualify, which when taken as a whole with all other such failures, is not reasonably expected to have a Material Adverse Effect. The copies of the articles of incorporation of Las Americas, and all amendments thereto, as certified by the Colorado Secretary of State, and the by-laws, as amended to date, of Las Americas, which have been previously delivered to Broadband, are complete, accurate and current in all material respects. The stock transfer books and minute books or similar records of Las Americas, which have been previously made available to Broadband, are complete, accurate and current in all material respects.

     Section 4.2 SUBSIDIARIES. Each Subsidiary of Las Americas is identified on
SECTION 4.2 of the Las Americas Due Diligence Schedules. Except as otherwise provided in SECTION 4.2 of the Las Americas Due Diligence Schedules, (i) all of the outstanding equity interests of each Subsidiary are owned by Las Americas, free and clear of all Liens and free and clear of any other restriction (including any restriction on the right to vote, sue or otherwise dispose of the capital stock of such Subsidiary); and (ii) each Subsidiary is in good standing in the jurisdiction of its incorporation or formation, and all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such qualification to do business necessary, except where the failure to so qualify, which when taken together with all other such failures, is not reasonably expected to have a Material Adverse Effect.

     Section 4.3 AUTHORITY; ENFORCEABILITY. Las Americas has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to: (i) the adoption of this Agreement by the Holders of at least a majority of the Las Americas Shares entitled to vote (the "LAS AMERICAS REQUISITE VOTE") to consummate the Merger and (ii) the receipt of any required Governmental Approvals. This Agreement has been duly executed and delivered by Las Americas and, assuming the Agreement constitutes the valid and binding obligation of Broadband, is a valid and binding agreement of Las Americas enforceable against Las Americas in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations, including as to enforcement of indemnification provisions.

     Section 4.4 CAPITALIZATION. The authorized capital stock of Las Americas consists of 900,000,000 shares of common stock, par value $0.025, of which 38,851,417 shares are validly issued and outstanding as of April 24, 2002. All of the Las Americas Shares have been duly authorized and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth in SECTION 4.4 of the Las Americas Due Diligence Schedules, there are no Las Americas Shares or other equity interests or securities of Las Americas reserved for issuance or any outstanding subscriptions, options, warrants, rights, "phantom" stock rights, convertible or exchangeable securities, stock appreciation rights or other agreements or commitments granting to any Person any interest in or right to acquire at any time, or upon the happening of any stated event, any Las Americas Shares or other equity interest or securities of Las Americas, or any interest in, exchangeable for or convertible into Las Americas Shares or other equity interests or securities of Las Americas. Las Americas has no treasury shares.

     Section 4.5 FINANCIAL INFORMATION. Set forth in SECTION 4.5 of the Las Americas Due Diligence Schedules are: (a) an audited balance sheet of Las Americas as of December 31, 2000, and the unaudited consolidated and condensed balance sheet as of March 31, 2002 (each a "LAS AMERICAS BALANCE SHEET" and, collectively, the "LAS AMERICAS BALANCE SHEETS," and such consolidated and condensed balance sheet as of March 31, 2002 is referred to herein as the "LAS AMERICAS INTERIM

BALANCE SHEET") and (b) consolidated and condensed statements of income, cash flows and changes in stockholders' equity of Las Americas for the year ended December 31, 2000 (the "LAS AMERICAS INCOME STATEMENT" and, collectively with the Las Americas Balance Sheets, the "LAS AMERICAS FINANCIAL STATEMENTS"), and for the quarterly period ended March 31, 2002 (the "LAS AMERICAS INTERIM INCOME STATEMENT" and, collectively with the Las Americas Interim Balance Sheet, the "LAS AMERICAS INTERIM FINANCIAL STATEMENTS"). The Las Americas Financial Statements have been audited by Good Swartz Brown & Berns LLP, whose reports thereon are included therein. The Las Americas Financial Statements, the Las Americas Interim Financial Statements and the notes thereto fairly present in all material respects the assets, liabilities and financial condition of Las Americas as of the respective dates thereof, and such statements of income, cash flows and changes in stockholders' equity and the notes thereto fairly present in all material respects the results of operations of Las Americas for the period therein referred to, all in accordance with past practices and GAAP consistently applied during the period involved, except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments and the absence of notes in the case of interim statements. Las Americas shall deliver to Broadband audited financial statements for the period ended December 31, 2001, as soon as practicable following the funding of the Interim Loan.

     Section 4.6 ABSENCE OF CERTAIN CHANGES. Except as set forth in SECTION 4.6 of the Las Americas Due Diligence Schedules, since the date of the Las Americas Financial Statements, there has not occurred any event, condition, circumstance, change or development that has or is reasonably expected to have a Material Adverse Effect on Las Americas.

     Section 4.7 TAX MATTERS.

          (a) Las Americas files Tax Returns only in the United States and the States of Colorado and California.

          (b) Las Americas has (i) duly filed with the appropriate Governmental Bodies all material Tax Returns required to be filed by it on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made provision in accordance with GAAP on the books of Las Americas for the payment of all material Taxes for all periods ending through the date hereof.

          (c) Except as set forth on SECTION 4.7(c) of the Las Americas Due Diligence Schedules, there are no Liens for Taxes upon Las Americas' assets or Las Americas Shares except for statutory liens for current Taxes not yet due.

          (d) Las Americas has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402, 3406 and 4421 of the Code or similar provisions under any other applicable Laws) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Bodies all amounts required to be so withheld and paid over under applicable Laws.

          (e) There have been no audits or other administrative proceedings or court proceedings prior to the date hereof, and none are currently pending with any Governmental Body with regard to any Taxes or Tax Returns of Las Americas. Las Americas has not received a written notice of any pending audits or proceedings.

          (f) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Las Americas.

          (g) Las Americas is not a party to any Contract providing for the allocation or sharing of Taxes.

          (h) Las Americas is not a party to any Contract or arrangement that is reasonably expected to result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (i) No power of attorney has been executed by Las Americas with respect to any matter relating to Taxes, which power of attorney currently is in force.

     Section 4.8 REAL ESTATE.

          (a) SECTION 4.8(a) of the Las Americas Due Diligence Schedules sets forth the address of each parcel of real property owned by Las Americas. Except as otherwise set forth on SECTION 4.8(a) of the Las Americas Due Diligence Schedules, with respect to each such parcel of owned real property: (i) such parcel is free and clear of all Liens, except for the Las Americas Permitted Real Estate Liens and Las Americas Permitted Ownership Liens; (ii) there are no leases, subleases, licenses, tenancies, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such owned real property; and (iii) there are no outstanding actions, rights of first refusal or options to purchase such parcel.

          (b) All leases of real property leased or subleased by or for the use or benefit of Las Americas and all leases of real property as to which Las Americas is the lessee or sublessee, and all amendments and modifications thereof (collectively, the "LEASES"), are listed on SECTION 4.8(b) of the Las Americas Due Diligence Schedules, and true, correct and complete copies thereof have been made available to Broadband. All such Leases are valid, binding and in full force and effect and are enforceable by Las Americas in accordance with their terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar Laws generally affecting creditors' rights and by general principles of equity or public policy limitations) and have not been modified or amended except as noted in SECTION 4.8(b) of the Las Americas Due Diligence Schedules; Las Americas has performed all material obligations required to be performed by it under each such Lease; and there has been no material breach or default under any such Leases by Las Americas, or, to Las Americas' knowledge, any other party thereto, nor any such breach or default by Las Americas, or, to Las Americas' knowledge, any other party thereto which with notice or lapse of time or both would constitute a material event of default thereunder.

     Section 4.9 LITIGATION. Except as set forth on SECTION 4.9 of the Las Americas Due Diligence Schedules, there are no claims, actions, suits or proceedings pending or, to Las Americas' knowledge, threatened against Las Americas and there are no investigations pending or, to Las Americas' knowledge, threatened against Las Americas.

     Section 4.10 EMPLOYEE BENEFIT PLANS; ERISA.

          (a) SECTION 4.10(a) of the Las Americas Due Diligence Schedules contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan program, agreement or management, whether formal or informal, written or oral, including but not limited to those plans defined as an "employee benefit plan" within the meaning of Section 3(3) of ERISA (each, a "BENEFIT PLAN"), that is maintained or contributed to by Las Americas or, solely with respect to a Benefit Plan that is subject to Section 302 or Title IV of ERISA, by any other trade or business, whether or not incorporated, which together with Las Americas would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code (an "ERISA AFFILIATE"), for the benefit of any employee, consultant, officer or director of Las Americas or, if applicable, any ERISA Affiliate.

          (b) Except as set forth on SECTION 4.10(b) of the Las Americas Due Diligence Schedules, no Benefit Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA and no Benefit Plan is subject to Title IV or Section 302 of ERISA. To Las Americas' knowledge, each of the Benefit Plans is operated in all material respects in accordance with the requirements of all applicable Laws.

          (c) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan. Las Americas has not incurred any liability for any excise tax arising under Section 4975 or 4976 of the Code or civil penalty assessed pursuant to Section 409 or 502(i) of ERISA and no fact or event exists that is reasonably expected to give rise to any such liability with respect to any Benefit Plan. Except as set forth on SECTION 4.10(c) of the Las Americas Due Diligence Schedules, there are no pending or, to Las Americas' knowledge, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans, or any trusts related thereto or any trustee or administrator thereof. Except as set forth on SECTION 4.10(c) of the Las Americas Due Diligence Schedules, no litigation or administrative or other proceeding has occurred or is threatened involving any Plan or any trusts related thereto or any trustee or administrator thereof.

          (d) To Las Americas' knowledge, all contributions to, and payments from, any Benefit Plan required to be made by Las Americas or any ERISA Affiliate in accordance with the terms of the Benefit Plans have been timely made as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, or will be timely made in accordance with Section 404(a)(6) of the Code. Except as set forth on SECTION 4.10(d) of the Las Americas Due Diligence Schedules, all required contributions to, and payments from, the Plans that were not required to be made as of such date were properly accrued and reflected on the Las Americas Balance Sheet and on the Las Americas Interim Balance Sheet.

     Section 4.11 ENVIRONMENTAL MATTERS.

          (a) Except as set forth on SECTION 4.11(a) of the Las Americas Due Diligence Schedules, Las Americas is in material compliance with all applicable Environmental Laws. To its knowledge, Las Americas has not received any written communication that alleges that Las Americas is not in such compliance.

          (b) Except as set forth on SECTION 4.11(b) of the Las Americas Due Diligence Schedules, there is no Environmental Claim pending or, to Las Americas' knowledge, threatened against Las Americas.

     Section 4.12 COMPLIANCE WITH APPLICABLE LAWS. Except as, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Las Americas or its Subsidiaries, when taken as a whole, or except as set forth on SECTION 4.12 of the Las Americas Due Diligence Schedules, Las Americas and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Bodies which are necessary for the operations of the business now being conducted by Las Americas and its Subsidiaries, taken as a whole (the "LAS AMERICAS PERMITS"), and no suspension or cancellation of any of the Las Americas Permits is pending or, to the knowledge of Las Americas, threatened. Las Americas and its Subsidiaries are in compliance with the terms of the Las Americas Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Las Americas or its Subsidiaries, when taken as a whole. Neither Las Americas nor its Subsidiaries is in violation of, and Las Americas and its Subsidiaries have not received any written notices claiming a violation of any laws, statutes, ordinances, rules or regulations of any Governmental Body, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Las Americas or its Subsidiaries, when taken as a whole.

     Section 4.13 COMMISSIONS. Neither Las Americas nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement for which Broadband bears any liability or responsibility.

     Section 4.14 NO UNDISCLOSED LIABILITIES. Except as set forth on SECTION
4.14 of the Las Americas Due Diligence Schedules, Las Americas does not have any material liability or obligation of any nature, whether fixed or contingent or otherwise, whether due or to become due, including any unfunded obligation under any pension plan, any liability for Taxes or any environmental liabilities, that is not reflected or reserved against in the Las Americas Balance Sheet or the Las Americas Interim Balance Sheet or otherwise disclosed in the notes thereto, other than liabilities and obligations incurred subsequent to the Las Americas Balance Sheet Date or the Interim Las Americas Balance Sheet Date in the ordinary course of business consistent with past practice and not in violation of this Agreement. Except as set forth on SECTION 4.14 of the Las Americas Due Diligence Schedules, there are no agreements or arrangements pursuant to which Las Americas has incurred Indebtedness or is liable for payments to stockholders or former stockholders or their respective Affiliates or Associates.

     Section 4.15 Omitted.

     Section 4.16 INTELLECTUAL PROPERTY. Set forth on SECTION 4.16 of the Las Americas Due Diligence Schedules is a true, correct and complete list of Las Americas' Intellectual Property and all license agreements relating thereto to which Las Americas is a party.

     Section 4.17 CONTRACTS AND COMMITMENTS. Except as (i) expressly referred to in the notes to the Las Americas Financial Statements or the Las Americas Interim Financial Statements or (ii) contained in SECTION 4.17 of the Las Americas Due Diligence Schedules:

          (a) Las Americas is not party to or bound by any Contract which is related to its business, operations, financial condition or prospects or which involves, or is reasonably likely to involve, the expenditure or receipt by Las Americas after the date of the Las Americas Interim Balance Sheet of more than Fifty Thousand Dollars ($50,000). The legal enforceability after the Closing by Las Americas of its Contracts will not be affected in any material respect by the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (b) Las Americas is not a party to or bound by (i) any Contract with stockholders or former stockholders, or any Person known to Las Americas to be an Affiliate or Associate of a stockholder or former stockholder; (ii) any Contract with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Las Americas at will without liability, penalty or premium;
     (iii) any Contract providing for the payment of any bonus or commission based on sales or earnings; (iv) any Contract that contains any severance or termination or change in control pay liability or obligation; (v) any Contract for the purchase or sale of any security; (vi) any Contract for the borrowing of money (or guarantee of indebtedness); (vii) any Contract for leasing personal property which requires annual payments in excess of Twenty-Five Thousand Dollars ($25,000) or the term of any of which exceeds three (3) years;
     (viii) any Contract relating to express product or service warranties by Las Americas; (ix) any Contract containing a covenant not to compete by Las Americas; (x) any Contract granting a Lien (other than a Las Americas Permitted Ownership Lien or Las Americas Permitted Real Estate Lien), security interest or other material encumbrance on any property or asset of Las Americas; (xi) any Contract providing for exclusive purchases by or from Las Americas or containing a requirement purchase obligation; (xii) any Contract providing for administration, service, utilization review, adjustment, claims management or similar function relating to insurance or litigation of Las Americas; or (xii) any Contract for the sale of any of the assets, property or rights of Las Americas outside of the ordinary course of business, except as contemplated by this Agreement.

          (c) Las Americas has not given any power of attorney (whether revocable or irrevocable) to any Person that is or may hereafter be in force for any purpose whatsoever.

          (d) Each Contract of Las Americas is valid and binding upon Las Americas and, to Las Americas' knowledge, each other party thereto and is in full force and effect and enforceable by Las Americas in accordance with its terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations, including as to enforcement of indemnification provisions. Las Americas has performed all material obligations required to be performed by it to date under each Contract to which Las Americas is a party, and there has been no breach or default or, to Las Americas' knowledge, a claim of default by Las Americas or by any other party thereto under any provision thereof and no event has occurred which, with or without notice, the passage of time or both, would constitute a default by Las Americas or, to Las Americas' knowledge, any other party thereto under any provision thereof or which would permit modification, acceleration or termination of any Contract by any other party thereto or by Las Americas.

          (e) True, complete and correct copies of each of the Contracts expressly referred to in the notes to Las Americas' financial statements have heretofore been provided to Broadband by Las Americas.

     Section 4.18 DISCLOSURE OF ALL MATERIAL FACTS. The representations and warranties of Las Americas contained herein, and the statements contained in any certificate, schedule, list or other writing furnished to Broadband pursuant to the provisions of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact which is necessary in order to make the information given by Las Americas to Broadband or its representatives prior to the Closing not misleading.

     Section 4.19 NO BREACH, CONSENTS. Assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence, the execution and delivery of the Agreement by Las Americas does not, and the consummation by Las Americas of the transactions contemplated hereby will not:
(i) violate or conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Las Americas; (ii) violate or conflict with or constitute a breach or default (or an event that with notice or lapse of time, or both, would become a breach or default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien, other than a Lien arising from or through Broadband, upon any of the assets under, any Contract to which Las Americas is a party or by which its assets or properties may be bound or affected or (iii) violate any Law applicable to Las Americas, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate are not reasonably expected to have a Material Adverse Effect on Las Americas' ability to perform its obligations under this Agreement or to consummate the Merger. Except for the applicable requirements of the HSR Act, the Merger Filing and obtaining the Las Americas' Requisite Vote (including applicable federal securities laws), no Government Approval, or consent, approval, authorization or action by, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by Las Americas pursuant hereto or the consummation by Las Americas of the transactions contemplated hereby or thereby, except where the failure to obtain such Governmental Approvals or other consents, approvals, authorizations or actions, to give such notices or to make such filings is not reasonably expected to have a Material Adverse Effect on Las Americas' ability to perform its obligations under this Agreement or to consummate the Merger.

     Section 4.20 REPORTS, FINANCIAL STATEMENTS, ETC.

          (a) Except as set forth on SECTION 4.20(a) of the Las Americas Due Diligence Schedules, Las Americas has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (the "LAS AMERICAS SEC REPORTS") required to be filed by it under each of the Securities Act, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Las Americas SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Since the date of the Las Americas Financial Statements, there has not been any material change by Las Americas in accounting principles, methods or policies for financial accounting purposes, except as required by concurrent changes in GAAP or as disclosed in Las Americas SEC Reports. There are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by Las Americas with the SEC pursuant to the Securities Act or the Securities Exchange Act of

     1934, as amended, which have not yet been filed with the SEC but which are required to be filed.

     Section 4.21 PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by Las Americas for inclusion in any joint proxy/registration statement to be distributed in connection with Las Americas' and Broadband's respective meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "PROXY STATEMENT/PROSPECTUS") will contain, at the time of the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the meeting of the stockholders of Las Americas to be held in connection with the transactions contemplated by this Agreement, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.22 BALANCE SHEET. As of the date of this Agreement, Las Americas has accounts payable and long-term debt of not more than a total of Two Million Dollars ($2,000,000).

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF BROADBAND

     Except as disclosed (i) in the due diligence schedules to be delivered to Las Americas on or about May 3, 2002 (the "BROADBAND DUE DILIGENCE SCHEDULES");
(ii) in the Broadband SEC Reports filed within two (2) years from the date of this Agreement; or (iii) as otherwise set forth in this Agreement, Broadband hereby represents and warrants to Las Americas as follows:

     Section 5.1 ORGANIZATION AND QUALIFICATION. Broadband is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Broadband is duly qualified to do business and is in good standing in all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such qualification to do business necessary, except for any such failure to so qualify, which when taken as a whole with all other such failures, is not reasonably expected to have a Material Adverse Effect. The copies of the articles of incorporation of Broadband, and all amendments thereto, as certified by the Delaware Secretary of State, and the by-laws, as amended to date, of Broadband, which have been previously delivered to Las Americas, are complete, accurate and current in all material respects. The stock transfer books and minute books or similar records of Broadband, which have been previously made available to Las Americas, are complete, accurate and current in all material respects.

     Section 5.2 SUBSIDIARIES. Each Subsidiary of Broadband is identified on
SECTION 5.2 of the Broadband Due Diligence Schedules. Except as otherwise provided in SECTION 5.2 of the Broadband Due Diligence Schedules, (i) all of the outstanding equity interests of each Subsidiary are owned by Broadband, free and clear of all Liens and free and clear of any other restriction (including any restriction on the right to vote, sue or otherwise dispose of the capital stock of such Subsidiary); and (ii) each Subsidiary is in good standing in the State of Delaware and all foreign jurisdictions wherein the character of the properties so owned or leased by it or the nature of its business makes such licensing or qualification to do business necessary, except where the failure to so qualify or be licensed, which when taken together with all other such failures, is not reasonably expected to have a Material Adverse Effect.

     Section 5.3 AUTHORITY; ENFORCEABILITY. Broadband has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and, subject only to adoption of this Agreement by the Holders of at least a majority of Broadband Shares entitled to vote (the "BROADBAND REQUISITE VOTE") to consummate the Merger. This Agreement has been duly executed and delivered by Broadband and is a valid and binding agreement of Broadband enforceable against Broadband in accordance with its terms except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations, including as to enforcement of indemnification provisions.

     Section 5.4 CAPITALIZATION. The authorized capital stock of Broadband consists of (i) 100,000,000 shares of common stock, of which 4,963,043 shares are validly issued and outstanding; (ii) 7,000,000 shares designated as Series A Preferred Stock, of which 3,283,899 shares are validly issued and outstanding;
(iii) 2,625,000 shares designated as Series B Preferred Stock, all which are validly issued and outstanding; and (iv) 7,875,000 shares designated as Series C Preferred Stock, all of which are validly issued and outstanding. All Broadband Shares have been duly authorized and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth in SECTION 5.4 of the Broadband Due Diligence Schedules, there are no Broadband Shares or other equity interests or securities of Broadband reserved for issuance or any outstanding subscriptions, options, warrants, rights, "phantom" stock rights, convertible or exchangeable securities, stock appreciation rights or other agreements or commitments granting to any Person any interest in or right to acquire at any time, or upon the happening of any stated event, any Broadband Shares or other equity interest or securities of Broadband, or any interest in, exchangeable for or convertible into Broadband Shares or other equity interests or securities of Broadband. Broadband has no treasury shares.

     Section 5.5 FINANCIAL INFORMATION. Set forth on SECTION 5.5 of the Broadband Due Diligence Schedules are (a) audited balance sheets of Broadband as of September 30, 2001 and 2000, and the unaudited balance sheet as of December 31, 2001 (each a "BROADBAND BALANCE SHEET" and, collectively the "BROADBAND BALANCE SHEETS," and such balance sheet as of December 31, 2002 is referred to herein as the "BROADBAND INTERIM BALANCE SHEET") and (b) statements of income, cash flows and changes in stockholders' equity of Broadband for each of the years ended September 30, 2001 and 2000 (each a "BROADBAND INCOME STATEMENT" and, collectively the "BROADBAND INCOME STATEMENTS" and, collectively with the Broadband Balance Sheets, the "BROADBAND FINANCIAL STATEMENTS"), and for the quarterly period ended December 31, 2001 (the "BROADBAND INTERIM INCOME STATEMENT" and, collectively with the Broadband Interim Balance Sheet, the "BROADBAND INTERIM FINANCIAL STATEMENTS"). The Broadband Financial Statements have been audited by either Hein & Associates (September 30, 2001 and December 31, 2001) or

Crouch, Bierwolf & Chisholm (September 30, 2000), whose reports thereon are included therein. The Broadband Financial Statements, the Broadband Interim Financial Statements and the notes thereto fairly present, in all material respects, the assets, liabilities and financial condition of Broadband as of the respective dates thereof, and such statements of income, cash flows and changes in stockholders' equity and the notes thereto fairly present, in all material respects, the results of operations of Broadband for the period therein referred to, all in accordance with GAAP consistently applied during the period involved, except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments (which will not be material in amount) and the absence of notes in the case of interim statements and the absence of notes in the case of interim statements.

     Section 5.6 ABSENCE OF CERTAIN CHANGES. Except as otherwise contemplated by this Agreement, since the date of the Broadband Financial Statements, there has not occurred any event, condition, circumstance, change or development that has or is reasonably expected to have a Material Adverse Effect on Broadband.

     Section 5.7 TAX MATTERS.

          (a) Broadband files Tax Returns only in the United States and the State of Delaware.

          (b) Broadband has (i) duly filed with the appropriate Governmental Bodies all material Tax Returns required to be filed by it on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made provision in accordance with GAAP on the books of Broadband for the payment of all material Taxes for all periods ending through the date hereof.

          (c) Except as set forth on SECTION 5.7 of the Broadband Due Diligence Schedules, there are no Liens for Taxes upon Broadband's assets or Broadband Shares except for statutory liens for current Taxes not yet due.

          (d) Broadband has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402, 3406 and 4421 of the Code or similar provisions under any other applicable Laws) and has, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Bodies all amounts required to be so withheld and paid over under applicable Laws.

          (e) There have been no audits or other administrative proceedings or court proceedings prior to the date hereof, and none are currently pending with any Governmental Body with regard to any Taxes or Tax Returns of Broadband, and Broadband has not received a written notice of any pending audits or proceedings.

          (f) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Broadband.

          (g) Broadband is not a party to any Contract providing for the allocation or sharing of Taxes.

          (h) Broadband is not a party to any Contract or arrangement that is reasonably expected to result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (i) No power of attorney has been executed by Broadband with respect to any matter relating to Taxes, which power of attorney currently is in force.

     Section 5.8  REAL ESTATE.

          (a) SECTION 5.8(a) of the Broadband Due Diligence Schedules sets forth the address of each parcel of real property owned by Broadband.

          (b) All leases of real property leased or subleased by or for the use or benefit of Broadband and all leases of real property as to which Broadband is the lessee or sublessee, and all amendments and modifications thereof (collectively, the "LEASES"), are listed on SECTION 5.8(b) of the Broadband Due Diligence Schedules, and true, correct and complete copies thereof have been delivered to Las Americas. All such Leases are valid, binding and in full force and effect and are enforceable by Broadband in accordance with their terms (except as such enforceability may be affected by bankruptcy, reorganization, moratorium or similar Laws generally affecting creditors' rights and by general principles of equity or public policy limitations) and have not been modified or amended except as noted in SECTION 5.8(b) of the Broadband Due Diligence Schedules; Broadband has performed all material obligations required to be performed by it under each such Lease; and there has been no material breach or default under any such Leases by Broadband, or, to Broadband's knowledge, any other party thereto, nor any such breach or default by Broadband, or, to Broadband's knowledge, any other party thereto which with notice or lapse of time or both would constitute a material event of default thereunder.

     Section 5.9 LITIGATION. Except as set forth on SECTION 5.9 of the Broadband Due Diligence Schedules, there are no claims, actions, suits or proceedings pending or, to Broadband's knowledge, threatened against Broadband and there are no investigations pending or, to Broadband's knowledge, threatened against Broadband.

     Section 5.10 EMPLOYEE BENEFIT PLANS; ERISA

          (a) SECTION 5.10(a) of the Broadband Due Diligence Schedules contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan program, agreement or management, whether formal or informal, written or oral, including but not limited to those plans defined as an "employee benefit plan" within the meaning of Section 3(3) of ERISA (each, a "BENEFIT PLAN"), that is maintained or contributed to by Broadband or, solely with respect to a Benefit Plan that is subject to Section 302 or Title IV of ERISA, by any other trade or business, whether or not incorporated, which together with Broadband would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code (an "ERISA AFFILIATE"), for the benefit of any employee, consultant, officer or director of Broadband or, if applicable, any ERISA Affiliate.

          (b) Except as set forth on SECTION 5.10(b) of the Broadband Due Diligence Schedules, no Benefit Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA and no Benefit Plan is subject to Title IV or Section 302 of ERISA. To Broadband's knowledge, each of the Benefit Plans is operated in all material respects in accordance with the requirements of all applicable Laws.

          (c) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan. Broadband has not incurred any liability for any excise tax arising under Section 4975 or 4976 of the Code or civil penalty assessed pursuant to Section 409 or 502(i) of ERISA and no fact or event exists that is reasonably expected to give rise to any such liability with respect to any Benefit Plan. Except as set forth on SECTION 5.10(c) of the Broadband Due Diligence Schedules, there are no pending or, to Broadband's knowledge, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans, or any trusts related thereto or any trustee or administrator thereof. Except as set forth on SECTION 5.10(c) of the Broadband Due Diligence Schedules, no litigation or administrative or other proceeding has occurred or is threatened involving any Plan or any trusts related thereto or any trustee or administrator thereof.

          (d) To Broadband's knowledge, all contributions to, and payments from, any Benefit Plan required to be made by Broadband or any ERISA Affiliate in accordance with the terms of the Benefit Plans have been timely made as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, or will be timely made in accordance with Section 404(a)(6) of the Code. Except as set forth on SECTION 5.10(d) of the Broadband Due Diligence Schedules, all required contributions to, and payments from, the Plans that were not required to be made as of such date were properly accrued and reflected on the Broadband Balance Sheet and on the Broadband Interim Balance Sheet.

     Section 5.11 ENVIRONMENTAL MATTERS.

          (a) Except as set forth on SECTION 5.11(a) of the Broadband Due Diligence Schedules, Broadband is in material compliance with all applicable Environmental Laws. To Broadband's knowledge, Broadband has not received any written communication that alleges that Broadband is not in such compliance.

          (b) Except as set forth on SECTION 5.11(b) of the Broadband Due Diligence Schedules, there is no Environmental Claim pending or, to Broadband's knowledge, threatened against Broadband.

     Section 5.12 COMPLIANCE WITH APPLICABLE LAWS. Except as, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Broadband or its Subsidiaries, when taken as a whole, or except as set forth on SECTION 5.12 of the Broadband Due Diligence Schedules, Broadband and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Bodies which are necessary for the operations of the business now being conducted by Broadband and its Subsidiaries, taken as a whole (the "BROADBAND PERMITS"), and no suspension or cancellation of any of the Broadband Permits is pending or, to the knowledge of Broadband, threatened. Broadband and its Subsidiaries are in compliance with the terms of the Broadband Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Broadband or its Subsidiaries, when taken as a whole. Neither Broadband nor its Subsidiaries is in violation of, and Broadband and its Subsidiaries have not received any written notices claiming a violation of any laws, statutes, ordinances, rules or regulations of any Governmental Body, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Broadband or its Subsidiaries, when taken as a whole.

     Section 5.13 COMMISSIONS. Except as set forth on SECTION 5.13 of the Broadband Due Diligence Schedules neither Broadband nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement for which Las Americas bears any liability or responsibility.

     Section 5.14 NO UNDISCLOSED LIABILITIES. Except as set forth on SECTION
5.14 of the Broadband Due Diligence Schedules, Broadband, as of the date hereof, does not have any material liability or obligation of any nature, whether fixed or contingent or otherwise, whether due or to become due, including any unfunded obligation under any pension plan, any liability for Taxes or any environmental liabilities, that is not reflected or reserved against in the Broadband Balance Sheet, the Broadband Interim Balance Sheet, or otherwise disclosed in the notes thereto, other than liabilities and obligations incurred subsequent to the date of the Broadband Balance Sheet or the Broadband Interim Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement. There are no agreements or arrangements pursuant to which Broadband has incurred Indebtedness or is liable for payments to stockholders or former stockholders or their respective Affiliates or Associates.

     Section 5.15 Omitted.

     Section 5.16 CONTRACTS AND COMMITMENTS. Except as (i) expressly referred to in the notes to the Broadband Financial Statements or the Broadband Interim Financial Statements or (ii) contained in SECTION 5.16 of the Broadband Due Diligence Schedules:

          (a) Broadband is not party to or bound by any Contract which is related to its business, operations, financial condition or prospects or which involves, or is reasonably likely to involve, the expenditure or receipt by Broadband after the Broadband Interim Balance Sheet Date of more than Fifty Thousand Dollars ($50,000). The legal enforceability after the Closing by Broadband of its Contracts will not be affected in any material respect by the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          (b) Broadband is not a party to or bound by (i) any Contract with stockholders or former stockholders, or any Person known to Broadband to be an Affiliate or Associate of a stockholder or former stockholder; (ii) any Contract with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Broadband at will without liability, penalty or premium; (iii) any Contract providing for the payment of any bonus or commission based on sales or earnings; (iv) any Contract that contains any severance or termination or change in control pay liability or obligation; (v) any Contract for the purchase or sale of any security; (vi) any Contract for the borrowing of money (or guarantee of indebtedness); (vii) any Contract for leasing personal property which requires annual payments in excess of Twenty-Five Thousand Dollars ($25,000) or the term of any of which exceeds three (3) years; (viii) any Contract relating to express product or service warranties by Broadband; (ix) any Contract containing a covenant not to compete by Broadband; (x) any Contract granting a Lien (other than a Broadband Permitted Ownership Lien or Broadband Permitted Real Estate
     Lien), security interest or other material encumbrance on any property or asset of Broadband; (xi) any Contract providing for exclusive purchases by or from Broadband or containing a requirement purchase obligation; (xii) any Contract providing for administration, service, utilization review, adjustment, claims management or similar function relating to insurance or litigation of Broadband; or (xii) any Contract for the sale of any of the assets, property or rights of Broadband outside of the ordinary course of business, except as contemplated by this Agreement.

          (c) Broadband has not given any power of attorney (whether revocable or irrevocable) to any Person that is or may hereafter be in force for any purpose whatsoever.

          (d) Each Contract of Broadband is valid and binding upon Broadband and, to Broadband's knowledge, each other party thereto and is in full force and effect and enforceable by Broadband in accordance with its terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws of general application relating to or affecting creditors' rights, including the effect of statutory or other Laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity or public policy considerations, including as to enforcement of indemnification provisions. Broadband has performed all material obligations required to be performed by it to date under each Contract to which Broadband is a party, and there has been no breach or default or, to Broadband's knowledge, a claim of default by Broadband or by any other party thereto under any provision thereof and no event has occurred which, with or without notice, the passage of time or both, would constitute a default by Broadband or, to Broadband's knowledge, any other party thereto under any provision thereof or which would permit modification, acceleration or termination of any Contract by any other party thereto or by Broadband.

          (e) True, complete and correct copies of each of the Contracts expressly referred to in the notes to Broadband's financial statements, other than the Contracts that have been filed with the Broadband SEC Reports prior to the date of this Agreement, have heretofore been provided to Las Americas by Broadband.

     Section 5.17 DISCLOSURE OF ALL MATERIAL FACTS. The representations and warranties of Broadband contained herein, and the statements contained in any certificate, schedule, list or other writing furnished to Las Americas pursuant to the provisions of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact which is necessary in order to make the information given by Broadband to Las Americas or its representatives prior to the Closing not misleading.

     Section 5.18 NO VIOLATION, CONSENTS. Assuming receipt of the consents, approvals and authorizations specifically contemplated by the next sentence, the execution and delivery of the Agreement by Broadband does not, and the consummation by Broadband of the Merger will not: (i) violate or conflict with or result in any breach of any provision of Broadband's certificate of incorporation or by-laws; (ii) violate or conflict with or constitute a breach or default (or an event that, with notice or lapse of time, or both, would become a breach or default) under or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets under, any Contract to which Broadband is a party or by which its assets or properties may be bound or affected; or (iii) violate any Law applicable to Broadband, excluding from the foregoing clauses (ii) and (iii) such defaults, rights and violations which, in the aggregate, are not reasonably expected to have a material adverse effect on Broadband's ability to perform its obligations under this Agreement or to consummate the Merger. Except for the consents required under the Merger Filing, the Broadband Requisite Vote (including applicable securities laws) and the applicable requirements of the HSR Act, no Governmental Approval or consent, approval, authorization or action by, notice to, or filing with any other Person is required in connection with the execution, delivery and performance of this Agreement, the other documents and instruments to be executed and delivered by Broadband pursuant hereto or the consummation by Broadband of the transactions contemplated hereby or thereby, except where the failure to obtain such Governmental Approvals or other consents, approvals, authorizations or actions, to give such notices or to make such filings is not reasonably expected to have a material adverse effect on the ability of Broadband to perform its obligations under this Agreement or to consummate the Merger.

     Section 5.19 REPORTS, FINANCIAL STATEMENTS, ETC.

          (a) Except as set forth in SECTION 5.19(a) of the Broadband Due Diligence Schedules, since March 1, 2002, Broadband has filed with the SEC all material forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (the "BROADBAND SEC REPORTS") required to be filed by it under each of the Securities Act, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the Broadband SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Since the date of the Broadband Financial Statements, there has not been any material change by Broadband in accounting principles, methods or policies for financial accounting purposes, except as required by concurrent changes in GAAP or as disclosed in Broadband SEC Reports. There are no material amendments or modifications to agreements, documents or other instruments which previously had been filed by Broadband with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, which have not yet been filed with the SEC but which are required to be filed.

     Section 5.20 PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by Broadband for inclusion in the Proxy Statement/Prospectus will contain, at the time of the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the meeting of the stockholders of Broadband to be held in connection with the transactions contemplated by this Agreement, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE VI

                            COVENANTS OF LAS AMERICAS

     Las Americas covenants and agrees with Broadband that:

     Section 6.1 ACQUISITION PROPOSAL. Except as set forth on SECTION 6.1 of the Las Americas Due Diligence Schedules, neither Las Americas, nor its Subsidiaries nor any of their respective officers and directors shall, and Las Americas shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, encourage, solicit, participate in or initiate (including by way of furnishing or disclosing non-public information) or knowingly take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of twenty percent (20%) or more of the assets of Las Americas, taken as a whole, or any purchase or sale of, or tender or exchange offer for the equity securities of Las Americas that, if consummated, would result in any Person (or the stockholders of that Person) beneficially owning securities representing twenty percent (20%) or more of the total voting power of Las Americas or any of its Subsidiaries (any of those proposed transactions being a "LAS AMERICAS ACQUISITION PROPOSAL"). Nothing contained in this SECTION 6.1 or any other provision of this Agreement shall prohibit Las Americas or its board from: (i) taking and disclosing to Las Americas' stockholders a position with respect to a tender or exchange offer by a third party not solicited, encouraged, discussed, continued or failed to be ceased or terminated in contravention of this Agreement pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (ii) making such disclosure to Las Americas' stockholders as, in the good faith judgment of its board, pursuant to advice from outside counsel, is reasonably expected to be required under applicable law, provided that Las Americas may not, except as otherwise permitted under this Agreement, withdraw or modify its position with respect to the Merger or approve or recommend any Las Americas Acquisition Proposal, or enter into any agreement with respect to any Las Americas Acquisition Proposal. Upon execution of this Agreement, Las Americas immediately will cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Effective Time, Las Americas may furnish information (including non-public information) to any Person pursuant to appropriate confidentiality agreements (which shall permit the disclosure contemplated by this SECTION 6.1), which agreement shall contain terms no less restrictive than the terms of the confidentiality agreement by and between Las Americas and Broadband dated April 22, 2002, and may negotiate and participate in discussions and negotiations with such Person concerning a Las Americas Acquisition Proposal if:

          (a) Such entity or group has submitted, on an unsolicited basis, a bona fide written proposal to Las Americas' board relating to any such transaction which Las Americas' board determines in good faith, consistent with advice from an independent investment banker, (i) is reasonably capable of being funded on the disclosed terms and (ii) is reasonably likely to be consummated in accordance with its terms; and

          (b) in the opinion of Las Americas' board, such action is reasonably expected to be required in order to discharge Las Americas' board's fiduciary duties to Las Americas' stockholders under applicable law, determined only after Las Americas' board concludes in good faith that the Las Americas Acquisition Proposal reasonably could be expected to constitute a proposal that is superior from a financial standpoint with respect to the stockholders of Las Americas to the Merger (a "SUPERIOR PROPOSAL").

     Immediately prior to providing any material information or engaging in any substantive discussions, Las Americas shall notify Broadband of: (i) the existence of any Las Americas Acquisition Proposal received by Las Americas or its agents or representatives, the terms and conditions of such Las Americas Acquisition Proposal and the identity of the Person making such Las Americas Acquisition Proposal and (ii) any inquiry received by Las Americas or any of its agents or representatives, in each case, with respect to an Las Americas Acquisition Proposal. Las Americas promptly will provide to Broadband any non-public information concerning Las Americas provided to any other party which was not previously provided to Broadband. Las Americas shall keep Broadband informed of any material change in the terms and conditions of any such Las Americas Acquisition Proposal which it or any of its representatives may receive.

     Section 6.2 OPERATION OF BUSINESS. From the date of this Agreement to the Closing Date, except with Broadband's written consent, Las Americas shall:

          (a) operate its business substantially as previously operated and only in the ordinary course of business consistent with past practices and use its commercially reasonable best efforts to preserve intact its organization and goodwill; maintain all of Las Americas' tangible assets in good condition, ordinary wear and tear excepted; comply in all material respects with all laws applicable to the conduct of Las Americas' business the failure of which would result in a Material Adverse Effect to the Las Americas Shares or Las Americas' assets;

          (b) except as set forth in SECTION 6.2(b) of the Las Americas Due Diligence Schedules, not permit a split, combination or reclassification of any shares of capital stock for Las Americas or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Las Americas' capital stock;

          (c) not repurchase, redeem or otherwise acquire any shares of capital stock of Las Americas;

          (d) except as set forth in SECTION 6.2(d) of the Las Americas Due Diligence Schedules, not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of Las Americas or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares;

          (e) maintain Las Americas' books and records in the ordinary course of business consistent with past practices;

          (f) not pay any brokerage commissions or finder's fees incurred by reason of any action taken by Las Americas in connection with the transactions contemplated by this Agreement;

          (g) except as set forth in SECTION 6.2(g) of the Las Americas Due Diligence Schedules, incur any additional debt, except in the ordinary course of business that is consistent with Las Americas' past practices;

          (h)  not change accounting methods, unless otherwise required by GAAP;

          (i) except as set forth in SECTION 6.2(i) of the Las Americas Due Diligence Schedules, be timely in all governmental filings and shall deliver copies thereof to Broadband;

          (j) take no actions that would cause the Merger to be treated as other than tax-free;

          (k) not declare or pay any dividends on or make other distributions in respect of any of its capital stock;

          (l) not increase the amount of compensation of any director or officer of Las Americas or any of its Subsidiaries or make any increase in or commitment to increase any employee benefits; and

          (m) not permit any of its Subsidiaries to take any action contrary to the restrictions imposed on Las Americas by this SECTION 6.2.

     Section 6.3 VOTING AGREEMENT. Las Americas shall cause the Las Americas Principal Stockholders to enter into a voting agreement, substantially in the form of EXHIBIT 6.3, pursuant to which the Las Americas Principal
Stockholders shall vote their Las Americas Shares in favor of the Merger.

     Section 6.4 LOCK-UP AGREEMENTS. Las Americas shall cause the Las Americas Principal Stockholders to enter into "lock-up agreements," substantially in the form of EXHIBIT 6.4, that restrict the transferability of any securities that they receive in the Merger.

     Section 6.5 EXISTENCE. Las Americas shall take such commercially reasonable action as may be necessary to maintain, preserve, renew and keep in full force and effect Las Americas' existence (corporate or otherwise) and rights and will not amend Las Americas' articles of incorporation or its by-laws.

     Section 6.6 IMPLEMENTING AGREEMENT. Las Americas shall cooperate with Broadband and use its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable. Without limiting the generality of the foregoing, Las Americas shall take all commercially reasonable action necessary, including providing written notice to its stockholders in accordance with
Article 107 of the CBCA, to convene and hold a meeting of its stockholders as soon as reasonably practicable following the execution of this Agreement. Las Americas shall provide Broadband with copies of such documents for review and comment as to the form and content of the notice and any additional materials to be provided to the holders of Las Americas Shares in connection with such meeting or solicitation of written consents.

     Section 6.7 REASONABLE EFFORTS. Las Americas shall use its reasonable best efforts to cause to be satisfied as soon as practicable all of the conditions set forth in ARTICLE VIII to the obligations of Broadband to consummate the transactions contemplated by this Agreement.

     Section 6.8 CONFIDENTIALITY. Las Americas shall maintain as confidential all documents, schedules and information relating to this Agreement on the terms and conditions contained in the Confidentiality Agreement by and between Las Americas and Broadband dated April 22, 2002.

     Section 6.9 ACCESS TO INFORMATION. Subject to applicable law, Las Americas shall provide to Broadband and its accountants, counsel, financial advisors and other representatives reasonable access during normal business hours with reasonable written notice through the period prior to the Effective Time to Las Americas' properties, books, records, contracts and commitments and during such period shall furnish promptly (i) financial statements, schedules and reports of Las Americas and all amendments thereto and (ii) such other information concerning Las Americas, its properties and personnel as Broadband shall reasonably request and Las Americas shall obtain the cooperation of its officers, employees, counsel, accountants and other representatives.

     Section 6.10 GOVERNMENTAL FILINGS. Las Americas shall make, as promptly as practicable, any required governmental filings required of Las Americas, including filings pursuant to the HSR Act or applicable securities law, obtaining any required Government Approvals and complying with any applicable governmental waiting periods or notification or other procedures required to be complied with by Las Americas in connection with the transactions contemplated by this Agreement. Las Americas shall advise Broadband of such filings prior to their submission to the applicable Governmental Entity.

     Section 6.11 MEETING OF LAS AMERICAS' STOCKHOLDERS. Las Americas shall take, as promptly as practicable after the date of this Agreement, all action necessary in accordance with the CBCA, its articles of incorporation and by-laws to convene a meeting of Las Americas' stockholders (the "LAS AMERICAS STOCKHOLDERS' MEETING") to act on this Agreement. The Las Americas Stockholders' Meeting shall be held on the same date as the Broadband Stockholders' Meeting. Subject to the conditions contained in ARTICLE XI of this Agreement, Las Americas' board of directors shall recommend that Las Americas' stockholders vote to approve the Merger and adopt this Agreement; PROVIDED, HOWEVER, that Las Americas may change its recommendation in any manner if its recommendation of the Merger would be reasonably likely to be inconsistent with Las Americas' board of directors' fiduciary duties under applicable law, including its duties under SECTION 6.1 of this Agreement, as concluded by Las Americas' board of directors in good faith after consultation with its legal and financial advisors.

     Section 6.12 PREPARATION OF PROXY STATEMENT/PROSPECTUS. As promptly as practicable after the execution of this Agreement, Las Americas shall work together with Broadband to prepare the Proxy Statement/Prospectus, file it with the SEC and use all reasonable efforts to have the Proxy Statement/Prospectus cleared by the SEC. Las Americas shall notify Broadband of the receipt of any comments of the SEC with respect to the

Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information. Las Americas shall promptly provide to Broadband copies of all correspondence between Las Americas, or any representatives of Las Americas, and the SEC. Las Americas shall provide Broadband and its counsel the opportunity to review the Proxy Statement/Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. As promptly as practicable after the Proxy Statement/Prospectus has been cleared by the SEC, Las Americas shall mail the Proxy Statement/Prospectus to Las Americas' stockholders.

     Section 6.13 TAX RETURNS. Las Americas shall prepare or cause to be prepared all Tax Returns of Las Americas for taxable years or the period ending on or prior to the Closing Date. Las Americas shall deliver such Tax Returns to Broadband not later than thirty (30) days prior to the respective due date for filing such Tax Returns for Broadband's review.

     Section 6.14 CABLE CALIFORNIA. No later than one hundred-fifty (150) days following the execution of this Agreement, Las Americas shall have acquired no less than: (i) forty-nine percent (49%) of the voting stock of Cable California S.A. de C.V. ("CABLE CALIFORNIA"), which shall be represented by one hundred percent (100%) of the outstanding shares of Class B stock of Cable California; and (ii) ninety percent (90%) of the economic interest of Cable California, which shall be represented by one-hundred percent (100%) of the outstanding shares of Class N stock of Cable California.

     Section 6.15 FAIRNESS OPINION. Las Americas and its board of directors shall obtain, in a form satisfactory to Las Americas, no later than ten (10) Business Days prior to the filing of the Proxy Statement/Prospectus, but in no event later than July 15, 2002, an opinion of an investment banker of recognized standing that the Merger is fair, from a financial standpoint, to the holders of the common stock of Las Americas.

                                  ARTICLE VII

                             COVENANTS OF BROADBAND

     Broadband covenants and agrees with Las Americas that:

     Section 7.1 REASONABLE EFFORTS. Broadband shall use its reasonable best efforts to cause to be satisfied as soon as practicable all of the conditions set forth in ARTICLE IX to the obligations of Las Americas to consummate the transactions contemplated by this Agreement.

     Section 7.2 CONFIDENTIALITY. Broadband shall maintain as confidential all documents, schedules and information relating to this Agreement on the terms and conditions contained in the Confidentiality Agreement by and between Las Americas and Broadband dated April 22, 2002.

     Section 7.3 GOVERNMENTAL FILINGS. Broadband shall make, as promptly as practicable, any required governmental filings required of Broadband, including filings pursuant to the HSR Act or applicable securities law, obtaining any required Government Approvals and complying with any applicable governmental waiting periods or notification or other procedures required to be complied with by it in connection with the transactions contemplated by this Agreement. Broadband shall advise Las Americas of such filings prior to their submission to the applicable Governmental Entity.

     Section 7.4 IMPLEMENTING AGREEMENT. Broadband shall cooperate with Las Americas and use its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable. Without limiting the generality of the foregoing, Broadband shall take all commercially reasonable action necessary, including providing written notice to its stockholders in accordance with
Section 222 of the DGCL, to convene and hold a meeting of its stockholders as soon as reasonably practicable following the execution of this Agreement. Broadband shall provide Las Americas with copies of such documents for review and comment as to the form and content of the notice and any additional materials to be provided to the holders of Broadband Shares in connection with such meeting or solicitation of written consents.

     Section 7.5 ACQUISITION PROPOSAL. Except as set forth on SECTION 7.5 of the Broadband Due Diligence Schedules, neither Broadband, nor its Subsidiaries nor any of their respective officers and directors shall, and Broadband shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, encourage, solicit, participate in or initiate (including by way of furnishing or disclosing non-public information) or knowingly take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of twenty percent (20%) or more of the assets of Broadband, taken as a whole, or any purchase or sale of, or tender or exchange offer for the equity securities of Broadband that, if consummated, would result in any Person (or the stockholders of that Person) beneficially owning securities representing twenty percent (20%) or more of the total voting power of Broadband or any of its Subsidiaries (any of those proposed transactions being a "BROADBAND ACQUISITION PROPOSAL"). Nothing contained in this SECTION 7.5 or any other provision of this Agreement shall prohibit Broadband or its board from: (i) taking and disclosing to Broadband's stockholders a position with respect to a tender or exchange offer by a third party not solicited, encouraged, discussed, continued or failed to be ceased or terminated in contravention of this Agreement pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (ii) making such disclosure to Broadband's stockholders as, in the good faith judgment of its board, pursuant to advice from outside counsel, is reasonably expected to be required under applicable law, provided that Broadband may not, except as otherwise permitted under this Agreement, withdraw or modify its position with respect to the Merger or approve or recommend any Broadband Acquisition Proposal, or enter into any agreement with respect to any Broadband Acquisition Proposal. Upon execution of this Agreement, Broadband immediately will cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Effective Time, Broadband may furnish information (including non-public information) to any Person pursuant to appropriate confidentiality agreements (which shall permit the disclosure contemplated by this SECTION 7.5), which agreement shall contain terms no less restrictive than the terms of the confidentiality agreement by and between Las Americas and Broadband dated April 22, 2002, and may negotiate and participate in discussions and negotiations with such Person concerning a Broadband Acquisition Proposal if:

          (a) Such entity or group has submitted, on an unsolicited basis, a bona fide written proposal to Broadband's board relating to any such transaction which Broadband's board determines in good faith, consistent with advice from an independent investment banker, (i) is reasonably capable of being funded on the disclosed terms and (ii) is reasonably likely to be consummated in accordance with its terms; and

          (b) in the opinion of Broadband's board, such action is reasonably expected to be required in order to discharge Broadband's board's fiduciary duties to Broadband's stockholders under applicable law, determined only after Broadband's board concludes in good faith that the Broadband Acquisition Proposal reasonably could be expected to constitute a proposal that is superior from a financial standpoint with respect to the stockholders of Broadband to the Merger (a "BROADBAND SUPERIOR PROPOSAL").

     Immediately prior to providing any material information or engaging in any substantive discussions, Broadband shall notify Las Americas of: (i) the existence of any Broadband Acquisition Proposal received by Broadband or its agents or representatives, the terms and conditions of such Broadband Acquisition Proposal and the identity of the Person making such Broadband Acquisition Proposal and (ii) any inquiry received by Broadband or any of its agents or representatives, in each case, with respect to a Broadband Acquisition Proposal. Broadband promptly will provide to Las Americas any non-public information concerning Broadband provided to any other party which was not previously provided to Las Americas. Broadband shall keep Las Americas informed of any material change in the terms and conditions of any such Broadband Acquisition Proposal which it or any of its representatives may receive.

     Notwithstanding the foregoing, Broadband may continue to initiate, solicit and encourage discussions regarding acquisitions in the multi-dwelling unit ("MDU") marketplace and may continue to make such MDU acquisitions in the ordinary course of Broadband's business, which proposed acquisitions are set forth on SCHEDULE 7.5 of the Broadband Due Diligence Schedules.

     Section 7.6 ACCESS TO INFORMATION. Subject to applicable law, Broadband shall provide to Las Americas, and its accountants, counsel, financial advisors and other representatives reasonable access during normal business hours with reasonable written notice through the period prior to the Effective Time to Broadband's properties, books, records, contracts and commitments and during such period shall furnish promptly (i) financial statements, schedules and reports of Broadband and (ii) such other information concerning Broadband, its properties and personnel as Las Americas shall reasonably request and Broadband shall obtain the cooperation of its officers, employees, counsel, accountants and other representatives.

     Section 7.7 MEETING OF BROADBAND'S STOCKHOLDERS. Broadband shall take, as promptly as practicable after the date of this Agreement, all action necessary in accordance with the DGCL, its certificate of incorporation and by-laws to convene a meeting of Broadband's stockholders (the "BROADBAND STOCKHOLDERS' MEETING") to act on this Agreement. The Broadband Stockholders' Meeting shall be held on the same date as the Las Americas Stockholders' Meeting. Subject to the conditions contained in ARTICLE XI of this Agreement, Broadband's board of directors shall recommend that Broadband's stockholders vote to approve the Merger and adopt this Agreement; PROVIDED, HOWEVER, that Broadband may change its recommendation in any manner if its recommendation of the Merger would be reasonably likely to be inconsistent with Broadband's board of directors' fiduciary duties under applicable law, including its duties under SECTION 7.5 of this Agreement, as concluded by Broadband's board of directors in good faith after consultation with its legal and financial advisors.

     Section 7.8 OPERATION OF BUSINESS. From the date of this Agreement to the Closing Date, except with Las Americas' written consent, Broadband shall:

          (a) operate its business substantially as previously operated and only in the ordinary course of business consistent with past practices and use its commercially reasonable best efforts to preserve intact its organization and goodwill; maintain all of Broadband's tangible assets in good condition, ordinary wear and tear excepted; comply in all material respects with all laws applicable to the conduct of Broadband's business the failure of which would result in a Material Adverse Effect to the Broadband Shares or Broadband's assets;

          (b) except as set forth in SECTION 7.8(b) of the Broadband Due Diligence Schedules, not permit a split, combination or reclassification of any shares of capital stock for Broadband or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Broadband's capital stock;

          (c) not repurchase, redeem or otherwise acquire any shares of capital stock of Broadband;

          (d) except as set forth in SECTION 7.8(d) of the Broadband Due Diligence Schedules, not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of Broadband or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares;

          (e) maintain Broadband's books and records in the ordinary course of business consistent with past practices;

          (f) not pay any brokerage commissions or finder's fees incurred by reason of any action taken by Broadband in connection with the transactions contemplated by this Agreement, other than the Commissions;

          (g) except as set forth in SECTION 7.8(g) of the Broadband Due Diligence Schedules, incur any additional debt, except in the ordinary course of business that is consistent with Broadband's past practices;

          (h)  not change accounting methods, unless otherwise required by GAAP;

          (i) except as set forth in SECTION 7.8(i) of the Broadband Due Diligence Schedules, be timely in all governmental filings and shall deliver copies thereof to Las Americas;

          (j) take no actions that would cause the Merger to be treated as other than tax-free;

          (k) not declare or pay any dividends on or make other distributions in respect of any of its capital stock;

          (l) not increase the amount of compensation of any director or officer of Broadband or any of its Subsidiaries or make any increase in or commitment to increase any employee benefits; and

          (m) not permit any of its Subsidiaries to take any action contrary to the restrictions imposed on Broadband by this SECTION 7.8.

     Section 7.9 VOTING AGREEMENTS. Broadband shall cause its officers and directors who are acting as such immediately prior to the Effective Time to enter into a voting agreement, substantially in the form of EXHIBIT 6.3, pursuant to which its officers and directors shall vote their Broadband Shares in favor of the Merger.

     Section 7.10 LOCK-UP AGREEMENTS. Broadband shall cause its officers and directors that are acting as such immediately prior to the Effective Time to enter into "lock-up agreements," substantially in the form of EXHIBIT 6.4, that restrict the transferability of any securities that they receive in the Merger.

     Section 7.11 EMPLOYMENT AGREEMENT. Broadband shall enter into an employment agreement, substantially in the form of EXHIBIT 7.11, with Richard
G. Lubic to act as Broadband's chairman and chief executive officer for a period of three (3) years from the Effective Date. The terms and conditions of such employment agreement shall be mutually agreeable to Broadband and Richard G. Lubic.

     Section 7.12 FAIRNESS OPINION. Broadband and its board of directors shall obtain, in a form satisfactory to Broadband, no later than ten (10) Business Days prior to the filing of the Proxy Statement/Prospectus, but in no event later than July 15, 2002, an opinion of an investment banker of recognized standing that the Merger is fair, from a financial standpoint, to the holders of the common stock of Broadband.

                                  ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF BROADBAND

     The obligation of Broadband to effect the Merger is subject to the satisfaction or waiver by Broadband, at or prior to the Effective Time, of the following conditions:

     Section 8.1 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Las Americas made herein shall be true and correct in all material respects, in each case as of the date made and, except to the extent such representation, warranty or covenant expressly provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

     Section 8.2 PERFORMANCE; NO DEFAULT. Las Americas will have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

     Section 8.3 DELIVERY OF CERTIFICATE. Las Americas shall have delivered to Broadband a certificate, dated the Closing Date, executed by Las Americas, certifying to the fulfillment of the conditions set forth in SECTIONS 8.1 AND 8.2.

     Section 8.4 TAX OPINION. Broadband shall have received from Shefsky & Froelich Ltd., counsel to Broadband, on the Closing Date, a written opinion, in form and substance reasonably satisfactory to Broadband, to the effect that, for federal income tax purposes, the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Broadband and Las Americas each shall be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Shefsky & Froelich Ltd. may rely upon representations contained herein and may receive and rely upon representations from Broadband (the "BROADBAND TAX CERTIFICATE"), Las Americas (the "LAS AMERICAS TAX CERTIFICATE"), and others.

     Section 8.5 GOVERNMENTAL APPROVALS. All Governmental Approvals from, and all declarations, filings and registrations with, any Governmental Body required to legally consummate the Merger and the transactions contemplated herein shall have been obtained or made, all applicable waiting periods under the HSR Act shall have expired or been terminated, and no Governmental Body shall have an outstanding injunction against Las Americas.

     Section 8.6 LIENS. There shall be no Liens on any property or assets of Las Americas other than Las Americas Permitted Ownership Liens and Las Americas Permitted Real Estate Liens.

     Section 8.7 GOOD STANDING. Broadband shall have received a good standing certificate for Las Americas from the Colorado Secretary of State dated within five (5) days of the Effective Time.

     Section 8.8 STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the Las Americas Requisite Vote at or prior to the Effective Time.

     Section 8.9 CONSENTS. Broadband shall have received the consents and approvals, in form and substance reasonably satisfactory to Broadband, to the transactions contemplated hereby from the Persons specified in SECTION 8.9 of the Broadband Due Diligence Schedules.

     Section 8.10 RECEIPT OF FAIRNESS OPINIONS. Broadband shall have received the fairness opinion referred to in SECTION 7.12.

     Section 8.11 MEXICO CONCESSION. Broadband shall have received evidence reasonably satisfactory to Broadband that Cable California: (i) validly exists; (ii) is duly qualified to do business; (iii) is in good standing under the laws of all jurisdictions wherein the character of its properties so owned or leased by it or the nature of its business makes such qualification to do business necessary; (iv) validly possesses a concession that allows it to provide cable television services in the Tijuana region of Mexico; (v) has obtained all authorizations from the relevant authorities of Mexico for the transfer of the shares issued by Cable California; and (vi) has no liability, real or contingent, on or off balance sheet different from those shown in Cable California's balance sheet dated as of December 31, 2001, which shall be attached to SECTION 8.11 of the Las Americas Due Diligence Schedules; and (vii) has complied fully with Broadband's due diligence review and Broadband is satisfied with the results of such due diligence review.

     Section 8.12 FIRPTA CERTIFICATE. Las Americas shall have delivered, not more than 20 days prior to the Closing Date, a statement in accordance with Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h) certifying that Las Americas is not, and has not been, a "United States real property holding corporation" for purposes of Sections 897 and 1445 of the Code, and Broadband shall not have actual knowledge that such statement is false or shall have received a notice that the statement is false pursuant to Treasury Regulations
Section 1.1445-4. In addition, Las Americas shall have delivered on the Closing Date the notification to the Internal Revenue Service, in accordance with the requirements pursuant to Treasury Regulations Section 1.897-(h)(2), of delivery of the statement referred to in the preceding sentence, signed by a responsible corporate officer of Las Americas.

                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF LAS AMERICAS

     The obligation of Las Americas to effect the Merger is subject to the satisfaction or waiver by Las Americas, at or prior to the Effective Time, of the following conditions:

     Section 9.1 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Broadband made herein, shall be true and correct in all material respects in each case as of the date made and, except to the extent such representation, warranty or covenant expressly provides that it relates solely to the date hereof or an earlier date, at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

     Section 9.2 PERFORMANCE; NO DEFAULT. Broadband shall have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

     Section 9.3 DELIVERY OF CERTIFICATE. Broadband shall have delivered to Las Americas a certificate, dated the Closing Date, executed by an executive officer, certifying to the fulfillment of the conditions set forth in SECTIONS
9.1 AND 9.2.

     Section 9.4 TAX OPINION. Las Americas shall have received from Jenkens & Gilchrist Parker Chapin LLP, counsel to Las Americas, on the Closing Date, a written opinion, in form and substance reasonably satisfactory to Las Americas, to the effect that, for federal income tax purposes, the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Broadband and Las Americas each shall be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Jenkens & Gilchrist Parker Chapin LLP may rely upon the representations contained herein and may receive and rely upon representations contained in the Broadband Tax Certificate, the Las Americas Tax Certificate and from others.

     Section 9.5 GOVERNMENTAL APPROVALS. All Governmental Approvals from, and all declarations, filings and registrations with, any Governmental Body required to consummate the transactions contemplated by this Agreement shall have been obtained or made, all applicable waiting periods under the HSR Act shall have expired or been terminated, and no Governmental Body shall have an outstanding injunction against Broadband.

     Section 9.6 STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the Broadband Requisite Vote at or prior to the Effective Time.

     Section 9.7 CONSENTS. Las Americas shall have received the consents and approvals, in form and substance reasonably satisfactory to Las Americas, to the transactions contemplated hereby from the Persons specified in SECTION 9.7 of the Las Americas Due Diligence Schedules.

     Section 9.8 RECEIPT OF INTERIM BRIDGE LOAN FUNDS. Within ten (10) days from the date of this Agreement, Las Americas shall have received from Broadband the principal amount of Five Hundred Thousand Dollars ($500,000) (the "INTERIM LOAN"), subject to a promissory note/loan agreement between the Parties substantially in the form attached hereto as EXHIBIT 9.8.

     Section 9.9 RECEIPT OF FAIRNESS OPINIONS. Las Americas shall have received the fairness opinion referred to in SECTION 6.15.

     Section 9.10 RECEIPT OF BRIDGE LOAN FUNDS. Las Americas shall have received from Broadband, within one hundred-eighty (days) from the date of this Agreement, the principal amount of Two Million Dollars ($2,000,000), subject to a promissory note/loan agreement in a form to be reasonably agreed upon by the Parties.

                                   ARTICLE X

                              ADDITIONAL AGREEMENTS

     Section 10.1 FURTHER ASSURANCES. Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

     Section 10.2 COMPLIANCE WITH COVENANTS. The Parties shall comply with all of their respective covenants under this Agreement.

     Section 10.3 NOTIFICATION OF CERTAIN MATTERS. The Parties shall give prompt notice to each other of the occurrence or non-occurrence of any event which likely would cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

     Section 10.4 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, prior to the Closing, no Party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior written consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior written approval of the other Party. Each Party may make such public disclosure which such Party believes in good faith is required by law or by the terms of any listing agreement with or requirements of a securities exchange, but shall provide a draft of such required public disclosure to the other Party for its review prior to making such disclosure and shall incorporate all reasonable covenants made thereto by the other Party.

     Section 10.5 INTERIM BRIDGE LOAN AND FUNDING. The Parties shall execute and deliver a promissory note/loan agreement whereby Las Americas shall receive from Broadband the principal sum of Five Hundred Thousand Dollars ($500,000) within ten (10) days from the date of this Agreement on terms and conditions acceptable to each Party.

     Section 10.6 BRIDGE LOAN AND FUNDING. The Parties shall execute and deliver a promissory note/loan agreement, in the form to be reasonably agreed upon by the parties, whereby Las Americas shall receive from Broadband the principal sum of Two Million Dollars ($2,000,000) within one hundred-eighty
(180) days from the date of this Agreement.

     Section 10.7 SATISFACTION OF OLIVE LOAN. The Parties hereby agree that, upon the funding of the Bridge Loan as set forth in SECTION 10.6, Las Americas shall arrange, notwithstanding anything to the contrary contained herein, for the satisfaction of the loan from Olive Enterprises, Inc., a Pennsylvania corporation, to Las Americas in accordance with the terms and conditions of such loan.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

     Section 11.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

          (a)  by written consent of Broadband and Las Americas;

          (b) by Broadband, if there has been a material breach by Las Americas of any of its agreements, representations, warranties or covenants contained herein which has not been waived by Broadband in writing;

          (c) by Las Americas if there has been a material breach by Broadband of any of its agreements, representations, warranties or covenants contained herein which has not been waived by Las Americas, as the case may be, in writing;

          (d) by Broadband, if any of the conditions to the obligations of Broadband set forth in ARTICLE VIII shall have become incapable of fulfillment and shall not have been waived by Broadband in writing; PROVIDED, HOWEVER, that Broadband shall not be entitled to terminate this Agreement pursuant to this SECTION 11.1(d) if Broadband is in breach in any material respect of its representations, warranties, covenants or agreements contained in this Agreement;

          (e) by Las Americas, if any of the conditions to the obligations of Las Americas set forth in ARTICLE IX shall have become incapable of fulfillment and shall not have been waived by Las Americas in writing; PROVIDED, HOWEVER, that Las Americas shall not be entitled to terminate this Agreement pursuant to this SECTION 11.1(e) if Las Americas is in breach in any material respect of its representations, warranties, covenants or agreements contained in this Agreement;

          (f) by Broadband, if the information contained in the Las Americas Due Diligence Schedules indicates a Material Adverse Effect;

          (g) by Las Americas, if the information contained in the Broadband Due Diligence Schedules indicates a Material Adverse Effect;

          (h) by Broadband or Las Americas if the Closing has not occurred on or before the Termination Date;

          (i) by Las Americas if it does not receive the principal sum of Five Hundred Thousand Dollars ($500,000) from Broadband in connection with the Interim Bridge Loan within ten (10) days from the date of this Agreement;

          (j) by Las Americas if it does not receive the principal sum of Two Million Dollars ($2,000,000) from Broadband in connection with the Bridge Loan within one hundred-eighty (180) days of this Agreement; or

          (k) by Broadband or Las Americas, as the case may be, if no fairness opinion is rendered by July 15, 2002, or a fairness opinion is rendered indicating that the transaction contemplated by this Agreement is not fair from a financial point of view.

     Section 11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 11.1, this Agreement shall forthwith become void and of no further force and effect with respect to the Parties to this Agreement other than this SECTION 11.2, SECTION 6.9, SECTION 7.2, SECTION 13.2, and SECTION 13.8 and there shall be no liability on the part of any Party to this Agreement to one another, except for any liability of the breaching Party for any breaches of this Agreement prior to the time of such termination; provided, however, that with regard to any breach of SECTION 4.22, there shall not be any liability on the part of the breaching Party in the absence of willful misrepresentation by the breaching Party.

                                  ARTICLE XII

                                    SURVIVAL

     Section 12.1 SURVIVAL OF REPRESENTATIONS. Except as otherwise provided herein, all representations and warranties contained in this Agreement shall survive until the Closing (unless the Party seeking damages from a breach thereof knew or had reason to know of any such breach at the time of Closing).

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.1 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 13.2 EXPENSES. Except as expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses, including legal and financial advisory fees, incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the Party incurring such expenses. The foregoing shall not effect the legal right, if any, that any Party hereto may have to recover expenses from the other Party that breaches its obligations hereunder.

     Section 13.3 ENTIRE AGREEMENT. This Agreement, the Las Americas Due Diligence Schedules, the Broadband Due Diligence Schedules and Exhibits and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the

Parties with respect to their subject matter. This Agreement supersedes all other prior agreements and understandings between the Parties with respect to its subject matter.

     Section 13.4 AMENDMENT, EXTENSION AND WAIVER. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties hereto. Any agreement on the part of a Party hereto to any extension or waiver under this SECTION 13.4 shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Except as expressly provided in this Agreement, no delay on the part of any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Notwithstanding the foregoing, Broadband shall have the right, in its sole discretion, to amend the Broadband Due Diligence Schedules and Las Americas shall have the right, in its sole discretion, to amend the Las Americas Due Diligence Schedules until ten (10) days prior to the filing of the Proxy Statement/Prospectus.

     Section 13.5 HEADINGS. The article and Section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     Section 13.6 NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby, shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail, return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this SECTION 13.6), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to Broadband:

     USA Broadband, Inc.
     921 Transport Way, Suite 4
     Petaluma, California 94954
     Attention: Edward P. Mooney
     Telephone: 707-762-3997
     Fax: 707-769-1622

With a copy (which shall not constitute notice) given in the manner prescribed above to:

     SHEFSKY & FROELICH LTD.
     444 N. Michigan Avenue, Suite 2500
     Chicago, IL 60611
     Attention: Michael J. Choate, Esq.
     Telephone: 312-836-4066
     Fax: 312-527-5921

If to Las Americas:

     Las Americas Broadband, Inc.
     20031 Valley Boulevard
     Tehachapi, California 93561
     Attention: Richard G. Lubic
     Phone: 661-822-1030
     Fax: 661-822-1039

With a copy (which shall not constitute notice) given in the manner prescribed above to:

     Jenkens & Gilchrist Parker Chapin LLP
     405 Lexington Avenue
     New York, New York 10174
     Attention: Martin Eric Weisberg, Esq.
     Telephone: 212-704-6050
     Fax: 212-704-6288

     Section 13.7 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any Party without the written consent of the other Parties. Any attempted assignment in violation of this SECTION 13.7 shall be void.

     Section 13.8 APPLICABLE LAW. This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without giving effect to the conflict of laws provisions thereof that would defer to the substantive law of another jurisdiction.

     Section 13.9 WORDS IN SINGULAR AND PLURAL FORM. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

     Section 13.10 ANTITRUST NOTIFICATION. Each of the Parties will as promptly as practicable, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, file or cause to be filed with the FTC and the DOJ the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of the Parties will furnish to the others such necessary information and reasonable assistance as the others may request in connection with the preparation of any filing or submission which is necessary under the HSR Act. Each of the Parties will keep each other apprised of the status of any communications with, and inquiries or requests for additional information addressed to the entity that filed a notification and report form as an acquired or acquiring person from, the FTC or the DOJ and shall comply or cause its respective filing person to comply promptly with any such inquiry or request. Each of the Parties will use its reasonable best efforts to obtain any clearance required under the HSR Act for the Merger.

     Section 13.11 THIRD-PARTY BENEFICIARIES. Except as otherwise provided herein, (a) this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder; and (b) all references herein to the enforceability of agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks between the parties and are not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party by any non-Party, or give rise to any claim or benefit to any non-Party.

     Section 13.12 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

     Section 13.13 ENFORCEMENT. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court located in the State of Delaware, a state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (i) consents to submit such Party to the personal jurisdiction of the United States District Court located in the State of Delaware or any state court located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the United States District Court located in the State of Delaware or a state court located in the State of Delaware, and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     Section 13.14 DAMAGES. No Party shall be liable for any special, exemplary, consequential, speculative, or punitive damages in any claim arising out of this Agreement or any breach hereof.

                                   ARTICLE XIV

                                   DEFINITIONS

     "AFFILIATE" shall have the meaning defined in the rules and regulations of the SEC under the Securities Act as of the date of this Agreement.

     "AGREEMENT" means this Agreement and Plan of Merger including the Exhibits and Due Diligence Schedules thereto, as they may be amended as permitted hereunder from time to time.

     "ASSOCIATE" shall have the meaning defined in the rules and regulations of the SEC under the Securities Act as of the date of this Agreement.

     "BENEFIT PLAN" shall have the meaning ascribed to such term in SECTION 4.10(a).

     "BROADBAND" shall have the meaning ascribed to such term in the Preamble to this Agreement.

     "BROADBAND ACQUISITION PROPOSAL" shall have the meaning ascribed to such term in SECTION 7.5.

     "BROADBAND BALANCE SHEET DATE" means September 30, 2001.

     "BROADBAND DISSENTING STOCKHOLDER" means any Broadband stockholder who has not voted his shares in favor of the Merger and who has not complied with
Section 262 of the DGCL, and ceases to have any of the rights of a stockholder other than the right to be paid the payments provided for by the DGCL for his Broadband Shares and any other rights under the DGCL.

     "BROADBAND'S DUE DILIGENCE SCHEDULES" shall have the meaning ascribed to such term in ARTICLE V.

     "BROADBAND INTERIM BALANCE SHEET DATE" means December 31, 2002.

     "BROADBAND PERMITTED OWNERSHIP LIENS" means those Liens (i) for taxes not yet due and payable or which are being contested in good faith; (ii) which arose from or through Las Americas; or (iii) liens for indebtedness incurred by Broadband prior to the date of this Agreement.

     "BROADBAND PERMITS" shall have the meaning ascribed to such term in SECTION 5.12.

     "BROADBAND PERMITTED REAL ESTATE LIENS" means those Liens (i) set forth on the title policy provided to Las Americas by Broadband; (ii) Liens for Taxes and other governmental charges and assessments which are not yet due and payable;
(iii) Liens of landlords and Liens of carriers, warehousemen, mechanics and material men and other like Liens arising in the ordinary course of business for sums not yet due and payable; or (iv) disclosed on the Broadband Balance Sheet provided to Las Americas.

     "BROADBAND SEC REPORTS" shall have the meaning ascribed to such term in
SECTION 5.19.

     "BROADBAND SHARES" means shares of Broadband's common stock that are issued and outstanding or subject to being issued in connection with the exercise of options or warrants or through the conversion of preferred stock.

     "BROADBAND STOCKHOLDERS' MEETING" shall have the meaning ascribed to such term in SECTION 7.7.

     "BROADBAND SUPERIOR PROPOSAL" shall have the meaning ascribed to such term in SECTION 7.5.

     "BROADBAND TAX CERTIFICATE" shall have the meaning ascribed to such term in
SECTION 8.4.

     "BUSINESS DAY" means any day (other than a Saturday or Sunday) on which banks are permitted to be open and transact business in the City of Chicago, Illinois.

     "CABLE CALIFORNIA" shall have the meaning ascribed to such term in SECTION 6.14.

     "CBCA" means the Colorado Business Corporation Act, as amended.

     "CERTIFICATE" shall have the meaning ascribed to such term in SECTION 3.2.

     "CERTIFICATE OF MERGER" shall have the meaning ascribed to such term in
SECTION 1.1.

     "CLOSING" shall have the meaning ascribed to such term in SECTION 1.2.

     "CLOSING DATE" shall have the meaning ascribed to such term in SECTION 1.2.

     "CODE" means the Internal Revenue Code of 1986, as amended, and reference to any section of the Code shall refer to that section as in effect at the date or, if such section has been modified, corresponding provisions of subsequent Federal tax Law in effect at the relevant time.

     "CONTRACT" or "CONTRACTS" means any material binding agreement or understanding, whether written or oral, including any commitment, letter of intent, mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, option agreement, right of first refusal, security agreement, development agreement, operating agreement, management agreement, service agreement, partnership agreement, purchase, sale or other agreement, together with any amendments thereto.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "DOJ" means the United States Department of Justice.

     "EFFECTIVE TIME" shall have the meaning ascribed to such term in SECTION
1.3.

     "ENVIRONMENTAL CLAIM" means any material claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup and removal costs, governmental enforcement and response costs, natural resources damaged, property damages, economic loss, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, discharge or release or threatened discharge or release into the environment, of any Materials of Environmental Concern at any location owned or operated by Las Americas or Broadband or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law by Las Americas or Broadband.

     "ENVIRONMENTAL LAWS" means all material Federal, state, and local Laws (as of the relevant applicable date, but in no event as of a date later than the Closing Date) primarily relating to pollution or protection of human health from pollution or the protection of the environment (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata), navigable waters, waters of contiguous and exclusive economic zones, ocean waters and international waters, including Laws relating to emissions, discharges, releases or threatened discharge or releases of non-permitted non-consumer quantities of Materials of Environmental Concern or the dredging, handling and disposal of river sediments, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of non-permitted or non-consumer quantities of Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" shall have the meaning ascribed to such term in SECTION 4.10(a).

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "EXCHANGE AGENT" shall have the meaning ascribed to such term in SECTION
3.2.

     "FTC" means the United States Federal Trade Commission.

     "GAAP" means generally accepted accounting principles.

     "GOVERNMENTAL APPROVALS" mean any material permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, filing, franchise, notice, variance, right, designation, rating, registration, qualification or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

     "GOVERNMENTAL BODY" means any:

          (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

          (b)  federal, state, local, municipal, foreign or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, taxing authority, unit, body or Person and any court or other tribunal);

          (d)  multinational organization or body; or

          (e) individual, Person, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INCLUDING" means including, without limitation.

     "INCOME TAX" or "INCOME TAXES" means any federal, state, local or foreign income, franchise or similar Tax.

     "INTELLECTUAL PROPERTY" means all registered and unregistered trademarks, service marks, trade names, corporate names, company names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers; patents; copyrights; proprietary formulas, recipes, technology, knowhow and other trade secrets used in or necessary to conduct Las Americas' or Broadband's business as currently conducted, and all registrations and recordings thereof, all applications for registration pending therefor, all extensions and renewals thereof, all goodwill associated therewith, and all proprietary rights therein, in any jurisdiction in which Las Americas operates or does business.

     "INTERIM LOAN" shall have the meaning ascribed to such term in SECTION 9.8.

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE" means actual, conscious knowledge of a fact or other matter, excluding constructive knowledge. With regard to Las Americas, "knowledge" shall mean the knowledge of Mr. Richard G. Lubic. With regard to Broadband, "knowledge" shall mean the knowledge of Mr. Edward P. Mooney.

     "LAS AMERICAS" shall have the meaning ascribed to such term in the Preamble to this Agreement.

     "LAS AMERICAS ACQUISITION PROPOSAL" shall have the meaning ascribed to such term in SECTION 6.1.

     "LAS AMERICAS BALANCE SHEET" shall have the meaning ascribed to such term in SECTION 4.5.

     "LAS AMERICAS BALANCE SHEET DATE" means December 31, 2001.

     "LAS AMERICAS DISSENTING STOCKHOLDER" means any Las Americas stockholder who has not voted his shares in favor of the Merger and who has not complied with Article 113 of the CBCA, and ceases to have any of the rights of a stockholder other than the right to be paid the payments provided for by the CBCA for his Las Americas Shares and any other rights under the CBCA.

     "LAS AMERICAS' DUE DILIGENCE SCHEDULES" shall have the meaning ascribed to such term in ARTICLE IV

     "LAS AMERICAS INTERIM BALANCE SHEET DATE" means March 31, 2002.

     "LAS AMERICAS PERMITS" shall have the meaning ascribed to such term in
SECTION 4.12.

     "LAS AMERICAS PERMITTED OWNERSHIP LIENS" means those Liens (i) for taxes not yet due and payable or which are being contested in good faith; (ii) which arose from or through Broadband; or (iii) liens for indebtedness incurred by Las Americas prior to the date of this agreement.

     "LAS AMERICAS PERMITTED REAL ESTATE LIENS" means those Liens (i) set forth on the title policy provided to Broadband by Las Americas; (ii) Liens for Taxes and other governmental charges and assessments which are not yet due and payable; (iii) Liens of landlords and Liens of carriers, warehousemen, mechanics and material men and other like Liens arising in the ordinary course of business for sums not yet due and payable; or (iv) disclosed on the Las Americas Balance Sheet provided to Broadband.

     "LAS AMERICAS PRINCIPAL STOCKHOLDERS" mean Richard W. Clark, Richard G. Lubic and Martin Eric Weisberg.

     "LAS AMERICAS REQUISITE VOTE" shall have the meaning ascribed to such term in SECTION 4.3.

     "LAS AMERICAS SEC REPORTS" shall have the meaning ascribed to such term in
SECTION 4.20.

     "LAS AMERICAS SHARES" means shares of issued and outstanding $.025 par value, common stock of Las Americas.

     "LAS AMERICAS STOCKHOLDERS' MEETING" shall have the meaning ascribed to such term in SECTION 6.14.

     "LAS AMERICAS SUPERIOR PROPOSAL" shall have the meaning ascribed to such term in SECTION 6.1.

     "LAS AMERICAS TAX CERTIFICATE" shall have the meaning ascribed to such term in SECTION 8.4.

     "LAWS" mean all laws (whether statutory or otherwise), rules, regulations, orders, writs, injunctions, ordinances, judgments or decrees of any Governmental Body, the Federal Occupational Safety and Health Act and all laws relating to the safe conduct of business and environmental protection and conservation, the Civil Rights Act of 1964 and Executive Order 11246 concerning equal employment opportunity obligations of federal contractors, the Americans with Disabilities Act of 1990 and any applicable health, sanitation, fire, safety, labor, zoning and building laws and ordinances.

     "LEASED PROPERTY" means each parcel of real property and each interest in real property leased by Las Americas or Broadband.

     "LEASES" means all of those certain leases set forth on the list attached hereto as SECTION 4.7(b) of the Las Americas/Broadband Due Diligence Schedules concerning the Leased Property.

     "LIENS" means all mortgages, pledges, security interests, liens, charges, options, conditional sales agreements, claims, restrictions, covenants, easements, rights of way, title defects or other encumbrances or restrictions of any nature whatsoever.

     "MATERIAL ADVERSE EFFECT" means any change or effect that is, individually or in the aggregate, materially adverse to the business, prospects, properties, assets or financial condition or results of operations of any Person, taken as a whole; provided that any such (i) changes in circumstances or conditions affecting broadcast, cable and satellite television broadcasts insofar as they relate to either Party's operations, properties, licenses or transmissions; (ii) changes in the United States or global economy or financial market conditions; or (iii) changes in GAAP, shall not be considered to a material adverse change or a material adverse effect.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means any hazardous substance defined as such under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "MDU" shall have the meaning ascribed to such term in SECTION 7.5.

     "MERGER" shall have the meaning ascribed to such term in the Preamble of this Agreement.

     "MERGER FILING" means the filing of the articles of merger with the Delaware Secretary of State as provided in Section 252 of the DGCL.

     "PARTIES" shall have the meaning ascribed to such term in the Preamble to this Agreement.

     "PERSON" means any individual, corporation, limited liability corporation, joint stock company, joint venture, partnership, unincorporated association, Governmental Body, country, state or political subdivision thereof, trust or other entity.

     "PROXY STATEMENT/PROSPECTUS" shall have the meaning ascribed to such term in SECTION 4.21.

     "SEC" means the United States Securities and Exchange Commission.

     "SUBSIDIARY" or "SUBSIDIARIES" means as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, limited liability corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, or of which a majority in equity ownership interest is held, by such Person.

     "TAXES" means all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, gaming, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

     "TAX RETURN" or "TAX RETURNS" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     "TERMINATION DATE" means February 1, 2003, or such other date as the Parties unanimously agree.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by the Parties as of the day and year first above written.

                                    USA BROADBAND, INC., a Delaware corporation

                                    By: /s/ Edward P. Mooney
                                       --------------------------------
                                    Name: Edward P. Mooney
                                         ------------------------------
                                    Title: Interim President
                                          -----------------------------

                                    LAS AMERICAS BROADBAND, INC., a Colorado corporation

                                    By: /s/ Richard G. Lubic
                                       --------------------------------
                                    Name: Richard G. Lubic
                                         ------------------------------
                                    Title: President
                                          -----------------------------

          EXHIBITS

          6.3...................................  Voting Agreement
          6.4...................................  Lock-Up Agreement
          7.11..................................  Employment Agreement
          9.8...................................  Promissory Note/Loan Agreement

                                                                     EXHIBIT 6.3
                                                 TO AGREEMENT AND PLAN OF MERGER


                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of April 25, 2002 (this "AGREEMENT"), by and among Richard W. Clark, Richard G. Lubic and Martin Eric Weisberg (collectively the "LAS AMERICAS PRINCIPAL STOCKHOLDERS"), stockholders of Las Americas Broadband, Inc., a Colorado corporation (the "COMPANY"), and USA Broadband, Inc., a Delaware corporation ("GRANTEE").

         WHEREAS, Grantee and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (including all amendments thereto, the "MERGER AGREEMENT"), providing for, among other things, the merger of the Company with and into the Grantee with the Grantee continuing as the surviving corporation (the "MERGER");

         WHEREAS, as of the date hereof, the Las Americas Principal Stockholders beneficially own or exercise sole voting power over 18,374,285 shares of the common stock, par value $0.025 per share of the Company (the "COMMON STOCK"), which are owned of record or beneficially by the Las Americas Principal Stockholders as of the date hereof (the "Shares") (set forth on Schedule 1 attached hereto);

         WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, the Company has requested that the Las Americas Principal Stockholders agree to enter into this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the Las Americas Principal Stockholders and Grantee agree as follows:

              1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

              2. VOTING OF SHARES; PROXY.

                 (a) AGREEMENT TO VOTE. The Las Americas Principal Stockholders agree so long as the Merger Agreement has not been terminated in accordance with its terms:

                      (i) to vote the Shares on all matters regarding the Merger as to which the Las Americas Principal Stockholders are entitled to vote at a meeting of the stockholders of the Company, in the manner specified in writing by Grantee (which notice shall be delivered on or prior to the date on which such votes are to be cast), which manner shall be determined in Grantee's absolute, sole and binding discretion; and

                      (ii) to express consent or dissent to corporate action in
                 writing without a meeting on all the Shares for all matters regarding the Merger to which stockholders are allowed to express such consent or dissent without a meeting, in the manner specified in writing by Grantee (which notice shall be delivered on or prior to the date on which such votes, consents or dissents are to be cast), which manner shall be determined in Grantee's absolute, sole and binding discretion.

                 (b) PROXY. Each of the Las Americas Principal Stockholders hereby irrevocably grants to and appoints Edward P. Mooney or Eric Richard Landry with full power of substitution (such individual or individuals are referred to herein as the "PROXY"), as attorney and proxy to vote all Shares on all matters regarding the Merger as to which the Las Americas Principal Stockholders are entitled to vote at a meeting of all of the stockholders of the Company, or to which the Las Americas Principal Stockholders are entitled to express consent or dissent to corporate action in writing without a meeting, in the Proxy's absolute, sole and binding discretion. The Las Americas Principal Stockholders agree that the Proxy may, in the Las Americas Principal Stockholders names and stead, (i) attend any annual or special meeting of the stockholders of the Company and vote all Shares on all matters regarding the Merger at any such annual or special meeting, and
    (ii) execute with respect to all Shares any written consent to, or dissent from, corporate action respecting any matter regarding the Merger to which the stockholders of the Company are entitled to express such consent or dissent without a meeting. With respect to any matter regarding the Merger, the Las Americas Principal Stockholders agree to refrain from (a) voting at any annual or special meeting of the stockholders of the Company, (b) executing any written consent in lieu of a meeting of the stockholders of the Company, (c) exercising any rights of dissent with respect to the Shares, and (d) granting any proxy or authorization to any person with respect to the voting of the Shares, except pursuant to this Agreement, or taking any action contrary to or in any manner inconsistent with the terms of this Agreement. The Las Americas Principal Stockholders agree that this grant of proxy pursuant to this Section 2(b) is irrevocable and coupled with an interest and agrees that the persons designated as the Proxy pursuant hereto may at any time name any other person who is an officer of Grantee as a substituted Proxy hereunder to act pursuant hereto, either as to a specific matter or as to all matters. The Las Americas Principal Stockholders further agree to execute all additional writings, consents and authorizations as may be reasonably requested by the Proxy in writing to evidence the powers granted to the Proxy hereby or to enable the Proxy to exercise those powers. The Las Americas Principal Stockholders hereby revoke any proxy previously granted by them with respect to the Shares.

                 The Las Americas Principal Stockholders affirm that the grant of proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of the Las Americas Principal Stockholders under this Agreement.

              3. REPRESENTATIONS AND WARRANTIES OF THE LAS AMERICAS PRINCIPAL STOCKHOLDERS. Each of the Las Americas Principal Stockholders hereby severally, for himself only, represents and warrants to Grantee as follows:

                 (a) OWNERSHIP. Collectively, the Las Americas Principal Stockholders beneficially own 18,374,285 Shares of Common Stock (collectively, the "OWNED SHARES") free and clear of all liens, claims, charges and encumbrances of any kind whatsoever except as otherwise provided on Schedule 3(a) attached hereto. Other than the Owned Shares, the Las Americas Principal Stockholders do not (directly or indirectly through affiliates, or otherwise) own, or have an ownership interest in, (i) any shares of Common Stock, (ii) any options, warrants, rights or other securities convertible into or exercisable for shares of Common Stock, (iii) any other capital stock or other voting securities of the Company or any of its Subsidiaries, (iv) any other options, warrants, rights or other securities of the Company convertible into or exchangeable into shares of capital stock or securities of the Company or any of its Subsidiaries, or
    (v) any equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights.

                 (b) CAPACITY; ENFORCEABILITY. Each of the Las Americas Principal Stockholders has the necessary capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. There are no restrictions on any voting rights or rights of disposition with respect to the Owned Shares except as otherwise set forth on Schedule 3(b) attached hereto. Assuming this Agreement has been duly and validly authorized, executed and delivered by Grantee, this Agreement constitutes a valid and binding agreement of each of the Las Americas Principal Stockholders, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

                 (c) NO CONFLICTS. Except as set forth on Schedule 3(c) attached hereto, neither the execution and delivery of this Agreement nor the consummation by the Las Americas Principal Stockholders of the transactions contemplated hereby will conflict with or constitute a violation of or default under any material contract, commitment, agreement, arrangement or restriction of any kind to which any of the Las Americas Principal Stockholders is a party or is bound.

              4. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to the Las Americas Principal Stockholders as follows:

                 (a) DUE AUTHORIZATION. Grantee has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate action on the part of Grantee and has been duly executed by a duly authorized officer of Grantee. Assuming this Agreement has been duly and validly executed and delivered by the Las Americas Principal Stockholders, this Agreement constitutes a valid and binding agreement of Grantee, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

                 (b) NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation by the Grantee of the transactions contemplated hereby will conflict with or constitute a violation of or default under any material contract, commitment, agreement, arrangement or restriction of any kind to which the Grantee is a party or is bound.

              5. TERMINATION. This Agreement and Proxy shall terminate immediately upon the earlier of (the "TERMINATION DATE") (i) the Effective Time of the Merger or (ii) the date of termination of the Merger Agreement in accordance with its terms.

              6. TRANSFER OF THE SHARES. Prior to the Termination Date, the Las Americas Principal Stockholders shall not: (i) transfer, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("TRANSFER"), with regard to any or all of the Owned Shares or any interest therein (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of the Shares; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; or (v) except in fulfillment of their fiduciary obligations as directors of the Company, take any other action that would in any way restrict, limit or interfere with the performance of the Las Americas Principal Stockholders' obligations hereunder or the transactions contemplated hereby.

              7. NO SOLICITATION. Except as provided below, the Las Americas Principal Stockholders solely in their capacities as stockholders of the Company, and not in any capacity as a director of the Company will not and will cause (to the extent they can control the actions of such parties) their representatives and other agents, including investment bankers, attorneys and accountants, not to, directly or indirectly, encourage, solicit, participate in or initiate (including by way of furnishing or disclosing non-public information) or knowingly take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of all or a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, or a significant equity interest in (including by way of tender offer), or a recapitalization or restructuring of, the Company (any of those proposed transactions being an "ACQUISITION PROPOSAL"). Upon execution of this Agreement, the Las Americas Principal Stockholders will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Las Americas Principal Stockholders will promptly notify the Grantee of the existence of any proposal (and the identity of the Person making it), discussion, negotiation or inquiry received by the Las Americas Principal Stockholders or any of their representatives relating to any Acquisition Proposal (including, without limitation, the terms and conditions thereof) within 48 hours of such receipt. Notwithstanding the foregoing, if the Company pursuant to Section 6.1 of the Merger Agreement is permitted to participate in negotiations or discussions with, and otherwise communicate with, or furnish information to, a third party, then the Las Americas Principal Stockholders may also participate in negotiations or discussions with, or furnish information to, such third party, to the same extent, but subject to the same limitations, as the Company.

              8. MISCELLANEOUS.

                 (a) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by such party or on its behalf in connection with the transactions contemplated hereunder, including, without limitation, the fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                 (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision, any such waiver to be evidenced in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

                 (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY. This Agreement (a) constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                 (d) SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the portion of such provision which is not held invalid and the other provisions hereof shall remain enforceable and shall not be affected and the application of such provision to persons or circumstances other than the party as to which it is held invalid shall not be affected.

                 (e) GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law that would defer to the substantive laws of another jurisdiction).

                 (f) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (g) NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows:
    (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 8), or the refusal to accept same, the notice, demand consent, request, instruction or other communication shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:


                                If to the Las Americas Principal Stockholders:

                                Richard W. Clark, Richard G. Lubic and
                                Martin Eric Weisberg
                                c/o Las Americas Broadband, Inc.
                                20031 Valley Boulevard
                                Tehachapi, CA 93561
                                Attn: Richard W. Clark
                                Fax: (661) 822-1039
                                with a copy of all notices and
                                communications concurrently sent to:

                                Jenkens & Gilchrist Parker Chapin LLP
                                The Chrysler Building
                                405 Lexington Avenue
                                New York, NY 10174
                                Attn: Martin Eric Weisberg, Esq.
                                Fax: (212) 704-6288

                                If to the Grantee:

                                USA Broadband, Inc.
                                921 Transport Way, Suite 4
                                Petaluma, CA 94954
                                Attn: Edward P. Mooney
                                Fax: (707) 769-1622

                                with a copy of all notices and
                                communications concurrently sent to:

                                Shefsky & Froelich Ltd.
                                444 N. Michigan Avenue, Suite 2500
                                Chicago, IL 60611
                                Attn: Michael J. Choate, Esq.
                                Fax: (312) 527-5921

    or to such other address as any party may specify by notice given to the other party in accordance with this Section 9(g).

                 (h) COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                 (i) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives.

                 (j) FURTHER ASSURANCES. The Las Americas Principal Stockholders and Grantee shall execute and deliver all other documents and instruments and take all other action that may be requested by the other as being necessary to provide the rights and benefits contemplated by this Agreement.

                 (k) SPECIFIC PERFORMANCE. The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The parties hereto agree that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.


         IN WITNESS WHEREOF, the Las Americas Principal Stockholders and Grantee have caused this Voting Agreement to be signed by themselves or their respective officers thereunto duly authorized, all as of the day and year first written above.

                                           USA BROADBAND, INC.


                                           By: ______________________________
                                               Name:
                                               Title:
                                               Date: ________________________

                                           RICHARD W. CLARK


                                           __________________________________
                                           Date: ____________________________

                                           RICHARD G. LUBIC


                                           __________________________________
                                           Date: ____________________________

                                           MARTIN ERIC WEISBERG


                                           __________________________________
                                           Date: ____________________________

                                                                     EXHIBIT 6.4
                                                 TO AGREEMENT AND PLAN OF MERGER

                                LOCK-UP AGREEMENT


         This Agreement (the "Agreement") is made and entered into by and between USA Broadband, Inc., a Delaware corporation (the "COMPANY") and _____________________________, a "LAS AMERICAS PRINCIPAL STOCKHOLDER," as such term is defined in the Agreement and Plan of Merger Agreement (the "MERGER AGREEMENT") dated April 25, 2002, by and between the Company and Las Americas Broadband, Inc. (the "TARGET COMPANY"), as of the 25th day of April, 2002, under the following circumstances:

         A. WHEREAS, the Las Americas Principal Stockholder is the holder of shares of the common stock of the Target Company prior to the execution of the Merger Agreement.

         B. WHEREAS, in connection with the Merger Agreement, the Las Americas Principal Stockholder will receive shares in the Company (the "SHARES"); and the Las Americas Principal Stockholder has agreed that the Shares will be subject to certain lock-up restrictions as set forth below.

         NOW THEREFORE, in consideration of the issuance by the Company of the Shares to the Las Americas Principal Stockholder and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Las Americas Principal Stockholder hereby agrees as follows:

         1. In order to induce the Company and the Target Company to enter into the Merger Agreement, the Las Americas Principal Stockholder hereby agrees that for a period of ninety (90) days following the Closing Date, as defined in the Merger Agreement (the "INITIAL LOCK-UP PERIOD"), the Las Americas Principal Stockholder will not, without prior written consent of the Company, directly or indirectly, (i) issue, offer, agree to offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of (whether pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended, or otherwise) any Shares of the Company or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares. Notwithstanding the foregoing, this PARAGRAPH 1 shall not prohibit: (a) a bona fide gift or gifts of a portion or all of the Shares, provided that the Las Americas Principal Stockholder provides written notice of such gifts to the Company and the donee or donees thereof agree in writing to be bound by the terms and conditions of this Agreement; (b) transfers upon the death of the undersigned to his executors, administrators, testamentary trustees, legatees or beneficiaries, provided that, in each case, any such transferee shall be bound by the terms and conditions of this Agreement; and (c) transfers made by the Las Americas Principal Stockholder to a trust or custodianship, the beneficiaries of which include the Las Americas Principal Stockholder, his spouse or descendants (biological or adoptive), provided that the transferee or transferees agree in writing to be bound by the terms and conditions of this Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of the Shares if such transfer would, or could be reasonably expected to, constitute a violation or breach of this Agreement.

         2. After the Initial Lock-Up Period, one-ninth (1/9) of the Shares issued to the Las Americas Principal Stockholder shall be released from the terms of this Agreement each month thereafter until all of the Shares are free from the lock-up restriction.

         3. Notwithstanding the foregoing, if, in the reasonable opinion of the Company's board of directors, following a request from any underwriter or placement agent engaged by the Company in connection with the offering of equity securities, it is necessary in connection with such offering to extend the restrictions imposed in this Agreement; and provided all of the Company's directors, officers and other significant stockholders (subject to the Company's best efforts to obtain an agreement with such significant stockholders) are also subject to identical restrictions, terms and conditions; and further provided that such restrictions are imposed on a pro rata basis on all such parties, the Las Americas Principal Stockholder agrees to execute and deliver a lock-up agreement containing customary terms and conditions to any underwriter or placement agent.

         4. The Las Americas Principal Stockholder hereby represents and warrants that he has full capacity to enter into this Agreement and that, upon request, the Las Americas Principal Stockholder will execute and deliver any additional documents reasonably necessary in connection with the enforcement hereof. Any obligations of the Las Americas Principal Stockholder shall be binding upon the heirs, personal representatives, successors and assigns of the Las Americas Principal Stockholder.

         5. The Las Americas Principal Stockholder hereby consents to the placing of legends or stop-transfer orders with the transfer agent of the Company with respect to any of the Shares registered in the name of the Las Americas Principal Stockholder or beneficially owned by the Las Americas Principal Stockholder.

         6. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby, shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail, return receipt requested, four (4) Business Days after the aforesaid mailing;
(c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this PARAGRAPH 6), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Las Americas Principal Stockholder:

         _______________________

         _______________________

         _______________________

         Facsimile: ____________

With a copy to:

         Jenkens & Gilchrist Parker Chapin LLP
         405 Lexington Avenue
         New York, New York 10174
         Attention: Martin Eric Weisberg, Esq.
         Facsimile: (212) 704-6288

If to the Company:

         USA Broadband, Inc.
         921 Transport Way, Suite 4
         Petaluma, CA 94954
         Facsimile: (707) 769-1622

With a copy to:

         Shefsky & Froelich Ltd.
         444 North Michigan Avenue, Suite 2500
         Chicago, IL 60611
         Attention:  Michael J. Choate, Esq.
         Facsimile: (312) 527-5921

         Or to such other address as a party may have furnished to the other parties in writing in accordance herewith. Any notice consent, direction, approval, instruction, request or other communication given in accordance with this PARAGRAPH 6 shall be effective after it is received by the intended recipient.

         7. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law that would defer to the substantive laws of another jurisdiction).

         8. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


LAS AMERICAS PRINCIPAL                    COMPANY:
STOCKHOLDER:

___________________________________       USA BROADBAND, INC., a Delaware
[SIGNATURE]                               Corporation


___________________________________
[PRINT NAME]                              By:  _________________________________
                                          Its: _________________________________


___________________________________
[TITLE]

                                                                    EXHIBIT 7.11
                                                 TO AGREEMENT AND PLAN OF MERGER

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT dated as of April 25, 2002 (this "AGREEMENT"), by and between RICHARD G. LUBIC, a resident of California (the "EXECUTIVE"), and USA BROADBAND, INC., a Delaware corporation (the "COMPANY").

     WHEREAS, the Company desires to employ the Executive as the Chairman of the Board of Directors and Chief Executive Officer of the Company and the Executive desires to accept employment with the Company in the aforementioned capacity, all upon the terms and provisions, and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this SECTION 1:

     a) "Affiliate" of any Person means any stockholder or person or entity controlling, controlled by or under common control with such Person, or any director, officer or key executive of such Person or any of their respective relatives. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

     b) "Cause" shall mean: (i) the Company being subjected to any criminal liability under any applicable law as a result of any action or inaction on the part of the Executive, which the Executive did not, at the time, reasonably believe to be in the best interests of the Company; (ii) the conviction or admission of the Executive of, or plea by the Executive of nolo contendere to, any felony or any other crime involving moral turpitude which the Board of Directors of the Company concludes is likely to have a material and adverse effect on the business, operations or reputation of the Company; (iii) if the Executive becomes chronically addicted to any narcotic or other illegal or controlled substance or repeatedly abuses any alcoholic product or any prescription stimulant or depressant, as determined by a physician designated by the Company, which in the reasonable opinion of the Board of Directors of the Company materially interferes with Executive's performance of his duties and obligations hereunder; (iv) the Executive commits fraud, steals or misappropriates any asset or property of the Company including, without limitation, any theft or embezzlement of a corporation opportunity; or
        (v) a breach of a material term or material provision of this Agreement by the Executive which is not cured within thirty (30) business days after written notice of such breach is received by the Executive from the Company.

     c) "Change of Control" shall mean the occurrence of the following: (i) a change in the membership of more than fifty percent (50%) of the members of the current Board of

        Directors of the Company in any twelve (12) month period; (ii) any Person or Person who together with a group (as such term is used in Section 13 of the Securities Exchange Act of 1934, as amended) (other than the Executive and Mr. Richard W. Clark) shall acquire more than fifty percent (50%) of the capital stock of the Company of all classes of stock entitled to vote for directors.

     d) "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company, and any other class of common stock of the Company created after the date of this Agreement in accordance with the Company's Certificate of Incorporation and applicable law.

     e) "Confidential and Proprietary Information" shall mean any and all: (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Company or any Affiliate of the Company or any of the Company's or any such Affiliate's trade secrets (regardless of the medium in which maintained or stored), including, without limitation, research and development plans or projects, data and reports, computer materials such as programs, instructions and printouts, formulas, product testing information, business improvements, processes, marketing and selling strategies, strategic business plans (whether pursued or not), budgets, unpublished financial statements, licenses, pricing, pricing strategy and cost data, information regarding the skills and compensation of executives, the identities of customers and potential customers, intellectual property strategies and any work in respect of any patents, trademarks, tradenames, service marks, trade dress, logos or other intellectual property prior to any filing or the use thereof in commerce, pricing, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how and other marketing techniques; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Company or any Affiliate of the Company a competitive advantage over any Person not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material: (1) that is known to the general public other than due to a breach of this Agreement by the Executive; or (2) was disclosed to the Executive by a Person whom the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Company.

     f) "Discretionary Bonus" shall have the meaning given to that term in
        SECTION 4(b) hereof.

     g) "Employment Term" shall have the meaning given to that term in SECTION 2 hereof.

     h) "GAAP" shall mean generally accepted United States accounting principles, as from time to time in effect.

     i) "Good Reason" shall mean a (i) substantial change to or reduction in the duties or responsibilities of the Executive such that the responsibilities of the Executive are no longer commensurate with the Executive's office with the Company as set forth herein; (ii) a change in the Executive's office from that of Chairman of the Board of Directors and Chief Executive Officer of the Company which is not agreed to by the Executive within three (3) months of its occurrence; or (iii) the breach of a material term or provision of this Agreement by the Company which is not cured by the Company within thirty (30) business days after written notice of said breach is received by the Company from the Executive.

     j) "Gross Revenues" for each twelve (12) month period during the Term shall have the meaning of gross revenues of the Company set forth in the annual financial statements of the Company for the respective applicable twelve (12) months and which shall be determined in accordance with GAAP applied on a consistent basis.

     k) "Incapacity" shall mean any illness, mental or physical incapacity or disability which prevents the Executive from performing his duties or obligations hereunder for a continuous period of one hundred twenty
        (120) consecutive days or for shorter periods aggregating one hundred eighty (180) days within any consecutive twelve (12) month period.

     l) "Inventions" shall mean inventions, discoveries, concepts and ideas whether patentable or not, including, without limitation, processes, methods, formulae and techniques, and improvements thereof or know-how related thereto, concerning any business activity of the Company or any Affiliate of the company, with which the Executive becomes, directly or indirectly, involved as a result in whole or in part, directly or indirectly, of the Executive's employment by the Company, or any Affiliate of the Company.

     m) "Market Cap" shall mean the aggregate market value of all of the Company's issued and outstanding shares of Common Stock as of the date of determination.

     n) "Person" shall mean, without limitation, any natural person, corporation, partnership, limited liability company, joint stock company, joint venture association, trust or other similar entity or firm.

     o) "Salary" shall have the meaning given to that term in SECTION 4(a) hereof.

     p) "Without Cause" shall mean the termination of the Executive's employment hereunder by the Company, other than termination by the Company due to the Executive's death or Incapacity or based upon Cause.

     Section 2. EMPLOYMENT AND TERM. The Company hereby employs the Executive as the Chairman of the Board of Directors and Chief Executive Officer of the Company and the Executive hereby accepts such employment in that office and capacity, upon the terms and provisions, and subject to the conditions, set forth in this Agreement, for a term of three (3) years, commencing on the date of the Effective Time (as such term is defined in that certain Agreement and Plan of Merger by and between the Company and Las Americas Broadband, Inc. dated April 25, 2002), and terminating three (3) years from the date of the Effective Time, unless earlier terminated as provided in this Agreement (the "EMPLOYMENT TERM" or "TERM").

     Section 3. EXECUTIVE'S DUTIES.

     a) The Executive shall be the senior executive officer of the Company responsible for overseeing the day-to-day operations of the Company and the Company's strategic operations including, without limitation, overseeing the Company's merger and acquisition activity, strategic business development, joint ventures, capital raising (including, without limitation, liaising with investment banks and financial advisers), international affairs and the Company's relationships with outside counsel and other professionals. The Executive shall report directly and only to the Company's Board of Directors. The Executive may perform such other duties as may reasonably be assigned to the Executive by the Company's Board of Directors.

     b) The Executive shall devote a substantial part of his business time, effort, skill and attention to the business, operations and affairs of the Company and to the furtherance of the interests, business and prospects of the Company. The Executive shall perform the Executive's duties and obligations hereunder diligently, competently, faithfully and to the best of his ability. Subject to disclosure to the Company's general corporate counsel, the Executive may serve on the board of directors or other governing boards of, and act as a consultant to, other corporations, businesses or organizations; PROVIDED that such service does not materially interfere with the Executive's performance of his duties and obligations hereunder. The Executive may also engage in such charitable activities that do not materially interfere with the Executive's performance of his duties and obligations hereunder.

     c) The Executive agrees to execute policy statements and agreements that the Company may reasonably from time to time require all of its senior executive officers to execute.

     Section 4. COMPENSATION.

     a) In consideration of the performance of all of the duties and obligations to be performed by the Executive hereunder, the Company agrees to pay, and the Executive agrees to accept during the Employment Term a salary (the "SALARY") at an annual rate of $240,000, payable in accordance with the Company's regular payroll practices as from time to time in effect, less all withholding sand other deductions required to be deducted in accordance with any applicable federal, state, local or foreign law, rule or regulation.

     b) Simultaneously with the execution and delivery hereof, the Company shall grant to the Executive (the "EXECUTIVE OPTION") the right and option to purchase up to 750,000 shares of the Company's Common Stock, at the prices and according to the terms and conditions set forth in the option agreement attached hereto as EXHIBIT A.

     c) At the sole discretion of the Board of Directors of the Company the Executive may be paid, in cash, Common Stock, options to purchase Common Stock, stock appreciation rights ("SAR'S") or any combination thereof, an annual bonus in such an amount, if any, and based upon such criteria as the Board of Directors of the Company may from time to time consider appropriate (the "DISCRETIONARY BONUS").

     d) As additional consideration for Executive's services to the Company hereunder, the Board of Directors of the Company may adopt a performance incentive plan for the Executive, which shall be based upon such criteria as the Board of Directors of the Company may establish including, without limitation, the Company attaining a certain level of annual Gross Revenues or the Company's Market Cap attaining certain levels. Any amounts earned by the Executive pursuant to such incentive plan shall be in the form of stock options or SAR's, as shall be determined by the Board of Directors of the Company.

     e) Should there be a Change of Control of the Company or any other transaction in which the Company is not the surviving entity during the Employment Term, then as part of that transaction, the Company will require the surviving entity to modify this Agreement in an equitable manner to provide the Executive the same type of benefits that he is entitled to earn pursuant to SECTION 4(d) of this Agreement.

     f) All options granted to the Executive pursuant to this Agreement or referred to herein, to the extent permitted by applicable law, shall be transferable and assignable. Any unvested options granted to the Executive hereunder shall fully vest upon a Change of Control or upon a termination of the Executive's employment under this Agreement by the Company Without Cause pursuant to SECTION 7(d) hereof or by the Executive for Good Reason pursuant to SECTION 7(e) hereof.

     Section 5. BENEFITS, VACATION.

     a) During the Employment Term, the Executive shall be entitled to such insurance and health and medical benefits pursuant to such plans as are generally made available to the senior executives of the Company, as a group, pursuant to such plans as are from time to time maintained by the Company including, without limitation, medical insurance and dental insurance coverage; provided, however, that the Executive shall be required to comply with the conditions of coverage attendant to such plans.

     b) During each contract year of the Employment Term, the Executive shall be entitled to six (6) weeks of vacation. The Executive shall take vacation at such time or times as the Executive desires, subject to the concurrence of the Company based upon the then current business needs and activities of the Company.

     c) During the Employment Term, the Executive shall be eligible to participate in such profit sharing and other benefit plans that the Company from time to time makes available to the senior executives of the Company as a group (including, without limitation, any pension plans and/or 401K plan implemented by the Company), subject to the terms, provisions and conditions of such plans, including, without limitations, any vesting periods and eligibility criteria.

     d) During the Employment Term, the Company shall lease a luxury class automobile for the Executive.

     e) The Company shall obtain a term life insurance policy in the face amount aggregating Five Million Dollars ($5,000,000.00), which is made payable to such beneficiary or beneficiaries who are designated by the Executive. The Company shall pay all premiums due on such policies during the Employment Term. After the termination or expiration of the Employment Term, at the request of the Executive, the Company shall assign such insurance policies to the Executive; provided that the Executive assumes the obligation for any remaining premium payments on such policy.

     Section 6. BUSINESS EXPENSES. The Executive shall be entitled to reimbursement of all ordinary, necessary and reasonable business expenses actually incurred by the Executive during the Employment Term in the performance of the Executive's duties hereunder. For all air travel of more than two (2) hours of flying time, the Executive shall be entitled to travel business class.

     Section 7. TERMINATION OF EMPLOYMENT TERM.

     a) In the event of death of the Executive during the Employment Term, the Executive's employment hereunder shall automatically terminate as of the date of death; provided; however, that the Executive's estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay, any accrued and unpaid salary for a one (1) year period following the date of death and reimbursement of any amounts which are properly owing to the Executive pursuant to SECTION 6 hereof.

     b) In the event of the Executive's Incapacity, the Company may, in its sole discretion, terminate the Executive's employment hereunder upon written notice to the Executive; provided, however, that the executive or the Executive's legal representative, as the case may be, shall be entitled to receive, and the Company shall pay, any accrued and unpaid salary for a one (1) year period from the date of termination, less any amounts received by the Executive under any disability insurance policy maintained by the Company, and reimbursement of business expenses which are properly owning to the Executive pursuant to SECTION 6 hereof, through the date of termination.

     c) The Company shall have the right to terminate the Executive's employment under this Agreement at any time for Cause upon written notice to the Executive. In the event the Executive's employment hereunder is terminated by the Company for Cause, the Company shall only be obligated to pay accrued and unpaid salary through the date of termination and the Company shall pay any accrued and unreimbursed business expenses which are properly owing to the Executive pursuant to SECTION 6 hereof through the date of termination.

     d) The Company shall have the right to terminate the Executive's employment hereunder Without Cause at any time upon thirty (30) days' prior written notice to the Executive. If the Company terminates the Executive's employment hereunder Without Cause, the Company shall (i) continue to pay Salary to the Executive provided for hereunder for the greater of
        (a) one (1) year from the date of termination or (b) the remainder of Executive's Employment Term and (ii) pay any unreimbursed business expenses which are properly owing to the Executive pursuant to SECTION 6 hereof through the date of termination. Any options granted to Executive hereunder to purchase shares of the Company's common stock that are unvested at the time of such termination Without Cause shall vest immediately and be immediately exercisable for the term of such options pursuant to the option agreement attached hereto as EXHIBIT A. The Executive shall not be under any obligation to mitigate the Company's obligation pursuant to this
        SECTION 7(d) by securing other employment or otherwise.

     e) The Executive shall have the right to terminate his employment with the Company hereunder for Good Reason, upon not less than thirty (30) days prior written notice to the Company. Should the Executive terminate his employment hereunder for Good Reason, the Company shall be obligated to make the payments to the Executive provided for in SECTION 7(d) hereof upon the termination of the Executive's employment by the Company Without Cause. In addition, the options shall be treated as in Section 7(d).

     f) The failure of the Company to continue the employment of the Executive upon expiration of the entire three (3) year Employment Term shall not be considered a termination of employment for purposes of this Agreement.

     Section 8. INVENTIONS. Any Inventions originated or conceived by the Executive related to the Company's business, during his employment by the Company or any Affiliate of the Company or with the use or assistance of the facilities, materials or personnel of the Company or any Affiliate of the Company, either solely or jointly with others, during the period of employment with the Company or any Affiliate of the Company shall be the sole and exclusive property of the Company. The Executive hereby irrevocably assigns and transfers to the Company and agrees to transfer and assign to the Company all of his right, title and interest in and to all Inventions, and to applications for patents and patents granted upon such Inventions and to all copyrightable material related thereto developed by the Executive or under his supervision. The Executive agrees for himself and his heirs and personal representatives, upon the request of the Company and at the Company's expense, to do such acts, to execute such documents and instruments and to participate in such legal proceedings as from time to time may be necessary or required to apply for, secure, maintain, reissue, extend or defend the worldwide rights of the Company in the Inventions.

     Section 9. RESTRICTIONS RESPECTING COMPETING BUSINESSES, CONFIDENTIAL INFORMATION, ETC. The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Company, the Executive will develop substantial expertise and knowledge with respect to all aspects of the Company's business, affairs and operations and will have access to all significant aspects of the business and operations of the Company and to Confidential and Proprietary Information.

     a) The Executive hereby covenants and agrees that, during the Employment Term and thereafter, unless otherwise authorized by the Company in writing, the Executive shall not, directly or indirectly, under any circumstances: (i) disclose to any other Person (other than in the regular course of business of the Company) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company;
        (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Company; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Term, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Company (regardless of the medium in which maintained or stored), or shall destroy such documents, records and items (any such destruction to be certified by the Executive to the Company in writing).

     b) The Executive hereby covenants and agrees that, while the Executive is employed by the Company and for a period of one (1) year thereafter, he shall not, and shall cause each of his Affiliates not to, (i) directly or indirectly, engage or be interested (whether as an owner, partner, member, lender, shareholder, consultant, employee, agent, supplier, distributor or otherwise) in any business, activity or enterprise which competes with any aspect of the business of the Company in those states or countries in which the Company engages in business; or (ii) at any time, directly or indirectly, induce or influence any customer, vendor, supplier, distributor, consultant or any other Person that had a business relationship with the Company or any of its Affiliates, to terminate such relationship or to discontinue or reduce the extent of its relationship with the Company or any of its Affiliates; provided, however, that if the Executive's employment is terminated hereunder Without Cause or for Good Reason, the restrictions of this Paragraph 9(b) shall apply for the lesser of (a) one (1) year from the date of such termination or (b) the period that the Company is obligated hereunder to pay Salary to the Executive. For purposes of this agreement, neither the Executive nor his Affiliates shall be deemed to be directly or indirectly interested in a business if their interest, individually or in the aggregate with each other, is limited solely to the ownership of not more than five percent (5%) of the securities of any class of a corporation whose shares are listed or admitted to trade on a national securities exchange or are quoted on NASDAQ or a similar means if NASDAQ is no longer providing such information.

     c) While the Executive is employed by the Company and for one (1) year after the executive ceases to be an employed by the Company, the Executive shall not, directly or indirectly, solicit to employ for himself or others any employee of the Company or any Affiliate of the Company who was an employee of the Company or any Affiliate of the Company as of the date of the termination of the Executive's employment with the Company, or to solicit any such employee to leave such employee's employment or join the employment of another, then or at a later time; provided that the foregoing shall not apply to the Executive's administrative assistant; provided, however, that if the Executive's employment is terminated hereunder Without Cause or for Good Reason, the restrictions of this Paragraph 9(c) shall apply for the lesser of (a) one (1) year from the date of such termination or (b) the period that the Company is obligated hereunder to pay Salary to the Executive.

     d) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

     e) The parties acknowledge that a breach or attempted or threatened breach by the Executive of any of the provisions of this agreement will result in immediate and irreparable injury and damage to the Company for which the Company will not have an adequate remedy at law and for which monetary damages are not readily calculable. Therefore, the Company shall be entitled to obtain injunctive and other equitable relief restraining and prohibiting any such breach or threatened breach including, without limitation, obtaining a temporary and permanent injunction enjoining any such breach or threatened breach (without being required to post a bond or other security or to show any actual damages). The right to an injunction and other equitable relief shall be in addition to, and cumulative with, all other rights and remedies available to the Company at law, in equity or otherwise. In addition, in the event of a breach of any such provision or any other agreement of the Executive contained herein, the Company shall not be limited in its recovery to actual or other damages.

     f) The provisions of this SECTION 9 are in addition to and independent of any agreements or covenants contained in any other agreement between the Company and the Executive.

     g) Without limiting the generality of the foregoing, if any provision of this SECTION 9 shall be held by any court of competent jurisdiction or another competent authority to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so that such provisions shall be legal, valid and binding to the fullest extent permitted by applicable law, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     Section 10. SEVERABILITY. Each term and provision of this Agreement is severable; the invalidity, illegality, unenforceability or modification of any term or provision of this Agreement shall not affect the validity, legality and enforceability of the other terms and provisions of this Agreement, which shall remain in full force and effect. Since it is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought, should any particular provision of this Agreement be deemed invalid, illegal or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, illegal or unenforceable and the deletion shall apply only with respect to the operation of such provision and to the extent of such provision and, to the extent that a provision of this Agreement would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Agreement shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

     Section 11. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto, the heirs, executors, administrators and legal representatives of the Executive and the successors and permitted assigns of the Company. (Neither this Agreement nor any rights or benefits hereunder may be assigned by the Executive or the Company without the prior written consent of the other party hereto, except that the Company may assign any of its rights or obligations hereunder to any other Person which purchases all or substantially all of the common stock or assets of the Company or is the successor to the Company by merger, consolidation or other similar transaction).

     Section 12. AMENDMENT: ENTIRE AGREEMENT. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by the parties hereto. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and/or contemporaneous agreements and understandings of any kind and nature (whether written or oral) between the parties with respect to such subject matter, all of which are merged herein.

     Section 13. WAIVERS. Waiver by either party of either breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement, any such waiver must be in writing to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written instrument and signed by the waiving party and delivered, in the manner required for notices generally, to the affected party.

     Section 14. NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby, shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail, return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this SECTION 14), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Executive:

     Mr. Richard G. Lubic
     26250 Cumberland Road
     Tehachapi, CA 93561
     Facsimile: (661) 821-5463

With a copy to:

     Jenkens & Gilchrist Parker Chapin LLP
     405 Lexington Avenue
     New York, New York 10174
     Attention: Martin Eric Weisberg, Esq.
     Facsimile: (212) 704-6288

If to the Company:

     USA Broadband, Inc.
     921 Transport Way, Suite 4
     Petaluma, CA 94954
     Facsimile: (707) 769-1622

With a copy to:

     Shefsky & Froelich Ltd.
     444 North Michigan Avenue, Suite 2500
     Chicago, IL 60611
     Attention: Michael J. Choate, Esq.
     Facsimile: (312) 527-5921

     Or to such other address as a party may have furnished to the other parties in writing in accordance herewith. Any notice consent, direction, approval, instruction, request or other communication given in accordance with this
SECTION 14 shall be effective after it is received by the intended recipient.

     Section 15. GOVERNING LAW: JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD OR REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION, THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE FEDERAL DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES WAIVE ANY RIGHT TO CONTEST THE VENUE OF SAID COURTS OR TO CLAIM THAT SAID COURTS CONSTITUTE AN INCONVENIENT FORUM. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     Section 16. HEADINGS: COUNTERPARTS. The headings contained in this Agreement are inserted for reference purposes only an shall not in any way affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in two (2) counterparts, each of which when executed shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document.

                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first above written.

                                              ----------------------------------
                                              RICHARD G. LUBIC

                                              USA BROADBAND, INC.

                                              By:
                                                    ----------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------

                                    EXHIBIT A

                                OPTION AGREEMENT

                                  See attached

                                                            EXHIBIT A TO
                                                            EXHIBIT 7.11
                                                            EMPLOYMENT AGREEMENT

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement"), made and entered into as of this __ day of _________, 2002 (the "Date of Issuance"), by and between USA Broadband, Inc., a Delaware corporation (the "Company"), and Richard G. Lubic ("Optionee").

                                R E C I T A L S:

     A. Optionee has entered into that certain Employment Agreement with the Company of even date herewith (the "Employment Agreement"); and

     B. In return for entering into the Employment Agreement, the Company desires to grant to Optionee an option to purchase up to Seven Hundred Fifty Thousand (750,000) shares of the Company's common stock, par value $0.001, on the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                GRANT OF OPTIONS

     1.1 GRANT OF OPTIONS; VESTING; EXERCISE PRICE. As partial consideration for entering into the Employment Agreement, the Company hereby grants to Optionee the right and option to purchase from the Company (the "Option"), upon the terms and subject to the vesting requirements and other conditions hereinafter set forth, in whole or in part, from time to time, up to Seven Hundred Fifty Thousand (750,000) shares (the "Option Shares") of Common Stock at a purchase price per Option Share equal to the Fair Market Value (as defined herein) per share of the Company's common stock as of the date of this Agreement (the "Exercise Price"). Optionee shall have the right to purchase the Option Shares under this Option according to the following schedule and on each of the following dates (each a "Vesting Date" and collectively, the "Vesting Dates"):

          (a) One Hundred Fifty Thousand (150,000) of the Option Shares on or after the Date of Issuance;

          (b) Two Hundred Thousand (200,000) of the Option Shares on or after the date that is one (1) year after the Date of Issuance;

          (c) Two Hundred Thousand (200,000) of the Option Shares on or after the date that is two (2) years after the Date of Issuance; and

          (d) Two Hundred Thousand (200,000) of the Option Shares on or after the date that is three (3) years after the Date of Issuance;

Executive shall have the right to purchase Option Shares that have become vested hereunder between the Vesting Date of such Option Share and the date that is five (5) years from the date of this Agreement (the "Expiration Date"). The number of Option Shares and Exercise Price are subject to adjustment as provided herein, and all references to "Option Shares" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

     1.2 ACKNOWLEDGMENT. The parties acknowledge that the Option is not an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                               EXERCISE OF OPTIONS

     2.1 EXERCISE PRICE; METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by cash, certified or cashier's check, or Option Shares (if a cashless exercise).

     2.2 EXERCISE OF OPTION. Optionee may exercise this Option, in whole or in part, at any time, or from time to time, subsequent to the applicable Vesting Dates and prior to the Expiration Date, by giving written notice to the Company (the "Exercise Notice"). The Exercise Notice shall: (i) be signed by Optionee;
(ii) state the number of Option Shares with respect to which the Option is being exercised; (iii) be accompanied either by cash or certified or cashier's check made payable to the Company in the amount of the Exercise Price multiplied by the number of Option Shares being purchased or by a written instruction from Optionee to the Company instructing the Company to retain that number of Option Shares for which the Option is being exercised having a Fair Market Value equal to the aggregate Exercise Price; and (iv) otherwise comply with the terms and conditions of this Agreement. No partial exercise of this Option shall be for less than one hundred (100) Option Shares.

     2.3  CASHLESS EXERCISE.

          (a) In lieu of payment of the Exercise Price in cash or by certified or cashier's check, Optionee may elect to pay the Exercise Price with Option Shares (a "Cashless Exercise"). If Optionee elects to make a Cashless Exercise, Optionee shall provide written instruction to the Company of its desire to make a Cashless Exercise and such instruction shall be contained in the Exercise Notice as provided in SECTION 2.2 and shall be irrevocable. Upon receipt by the Company of the Exercise Notice indicating that Optionee desires to make a Cashless Exercise, the Company shall withhold that number of the Option Shares for which the Option is being exercised having a Fair Market Value (defined below) equal to the aggregate Exercise Price plus any withholding obligations for taxes as described in SECTION 2.6 below. If the number of Option Shares to be withheld by the Company on such exercise do not have a Fair Market Value equal to or greater than the aggregate Exercise Price, then the Optionee may not make a Cashless Exercise. Election of a Cashless Exercise shall constitute an authorization to the Company to withhold that number of Option Shares for which the Option is being exercised having a Fair Market Value equal to the aggregate Exercise Price plus any withholding obligations for taxes as described in
Section 2.6 below.

          (b) For purposes of this Agreement, the term "Fair Market Value" shall mean: (i) if the Company's common stock is listed on a national securities exchange or included for quotation on the Nasdaq Stock Market, the average of the closing prices of the common stock on such exchange or market for the five
(5) days immediately preceding the date of the Exercise Notice or if no such sales occurred on such dates, then on the next five (5) preceding dates on which sales were made; (ii) if the common stock is actively traded on the over-the counter market, the average of the closing "bid prices" for five (5) days immediately preceding the date of the Exercise Notice or if no such sales occurred on such dates, then on the next five (5) preceding dates on which sales were made; and (iii) if the common stock is not listed on a national securities exchange or included for quotation on the Nasdaq Stock Market or actively traded on the over-the-counter market or otherwise admitted to unlisted trading privileges and closing prices are not so reported, the amount determined by a written appraisal prepared by an appraiser selected in good faith by the Company. The fair market value is defined for purposes of this SECTION 2.3(b)(iii) as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for a 100% controlling interest in the equity capital of the Company (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then outstanding options, warrants or otherwise purchased shares of common stock that are then currently exercisable), each extending for a period of time considered sufficient by all parties to effect the transfer of goodwill from the seller to the buyer and disregarding any discounts for non-marketability of common stock of the Company. The cost of the appraisal shall be borne by the Company, but the cost thereof shall be deemed an account payable of the Company and shall be considered in the determination of the appraised value.

     2.4 ISSUANCE OF OPTION SHARES. Within five (5) business days following receipt by the Company of the Exercise Notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall deliver to Optionee an appropriate certificate or certificates for the Option Shares as to which the Option was exercised (or in the case of a Cashless Exercise, the Option Shares as to which the Option was exercised less that number of Option Shares having a Fair Market Value equal to the aggregate Exercise Price and all applicable taxes required to be withheld or payable on exercise), registered in the name of Optionee and containing the legend provided for in SECTION 2.7. The Company hereby represents and warrants that all Option Shares that may be issued upon the exercise of this Option will, upon payment of the Exercise Price, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon Optionee as the holder of the Option pursuant to this Agreement or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

     2.5 NO RIGHTS AS STOCKHOLDER PRIOR TO EXERCISE. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing the issuance of Option Shares upon the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. Except as provided herein, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

     2.6 TAXES. Optionee shall be responsible for all federal, state and other taxes related to the receipt or exercise of the Option and of receipt of the Option Shares. The Company shall have the power to withhold from any source, or require Optionee to remit to the Company, an amount sufficient to satisfy any withholding or other federal, state or other tax due from

Optionee or the Company as a result of any transaction contemplated by this Agreement. If Optionee does not remit to the Company amounts sufficient to meet such obligations, the Company shall withhold Option Shares from Optionee, such that the number of Option Shares withheld has a fair market value (as determined in the sole discretion of the Company) sufficient to satisfy the associated obligation of the Company to withhold federal, state and other taxes.

     2.7 WARRANTIES. Unless the Option Shares to be issued upon the particular exercise of an Option granted under this Agreement shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Option Shares covered by such exercise unless Optionee warrants to the Company, at the time of such exercise, that Optionee is acquiring the Option Shares for investment and not with a view toward, or for sale in connection with, the distribution of any such shares; and in such event Optionee shall be bound by the provisions of the following legend or similar legend which shall be endorsed upon the certificate or certificates evidencing the Option Shares issued by the Company pursuant to such exercise:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO USA BROADBAND, INC. TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                                   ARTICLE III

                ADJUSTMENTS TO OPTIONS SHARES AND EXERCISE PRICE

     3.1 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF OPTION SHARES. The number of Option Shares and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION, MERGER OR CERTAIN OTHER TRANSACTIONS. In case of (i) any reclassification, change or conversion of securities of the class issuable upon exercise of the Option (other than as a result of a subdivision or combination), or (ii) in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of the Option), the Company or such successor, as the case may be, shall execute a new Stock Option Agreement (on substantially the same terms and conditions as this Agreement, except as the context otherwise requires, and in form reasonably satisfactory to Optionee) providing that Optionee shall have the right to exercise such new options and upon such exercise to receive, in lieu of each Option Share theretofore issuable upon exercise of the Option, the kind and amount of shares of stock, other securities, money and property receivable upon such event or transaction by a holder of one share of Common Stock. Such new options shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION
3.1. The provisions of this SECTION 3.1 shall similarly apply to successive events and transactions described above.

          (b) Subdivisions or Combination of Shares. If the Company at any time while this Option remains outstanding and unexercised shall subdivide or combine its Common Stock, the Exercise Price and the number of Option Shares issuable upon exercise shall be proportionally adjusted.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

     4.1 PIGGYBACK REGISTRATION. If the Company files a registration statement (other than a registration relating to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating to the sale of securities to participants in a stock or employee benefit plan) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as defined herein) are outstanding, the Company shall give Optionee at least ten (10) days' prior written notice of the filing of such registration statement (a "Piggyback Registration"). If requested by Optionee in writing within two (2) days after receipt of any such notice, the Company shall register all or, at such Optionee's option, any portion of Optionee's Registrable Securities concurrently with the registration of such other securities, all to the extent required to permit the public offering and sale of the Registrable Securities. The Company will use its reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as reasonably practicable; PROVIDED, HOWEVER, that the number of Registrable Securities that may be registered pursuant to this SECTION 4.1 on any such registration statement involving an underwriting shall be subject to those reductions determined to be necessary by the underwriter of the offering pursuant to SECTION 4.2.

     As used herein, "Registrable Securities" shall mean (i) the Option Shares acquired by Optionee from the Company upon the exercise of this Option and (ii) any Common Stock issued by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, such Option Shares.

     4.2 UNDERWRITING. If a Piggyback Registration is for a registered public offering involving an underwriting, the Company shall so advise Optionee as part of the notice given pursuant hereto. The Company shall (together with all other holders of Common Stock proposing to distribute their securities through such underwriting), if requested by the underwriter, enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Article IV, if the managing underwriter advises the Company in writing that market factors require exclusion of shares to be sold by selling stockholders, or a limitation of the number of shares to be so sold, then the Company shall so advise Optionee and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated: (i) first, to the securities to be registered on behalf of the Company; (ii) second, the securities sought to be registered by the holders of the Company's Series A Convertible Preferred Stock; and (iii) third, pro rata among the holders of Registrable Securities and other securities requested to be included in the registration. No Registrable Securities excluded from the underwriting by reason of the underwriter market limitation shall be included in such registration.

     4.3 EXPENSES OF REGISTRATION. All Registration Expenses (defined below) incurred in connection with a Piggyback Registration shall be borne by the Company. All Selling Expenses (defined below) incurred in connection with a Piggyback Registration shall be borne by Optionee for the Registrable Securities so registered. For purposes of this SECTION 4.3:

          (a) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in connection with a Piggyback Registration, including, without limitation, all registration, filing and qualification fees, underwriters expense allowances, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          (b) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities in the Piggyback Registration and all fees and disbursements of any special counsel (other than the Company's regular counsel) for Optionee(but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     4.4 QUALIFICATION FOR SALE. In connection with a Piggyback Registration, the Company shall use its reasonable best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as Optionee may reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any state by reason of this SECTION 4.4 in which it is not otherwise required to qualify to do business.

     4.5 EFFECTIVENESS. In connection with a Piggyback Registration, the Company shall prepare and file with the Commission a registration statement with respect to the Registrable Securities requested to be registered and use its reasonable best efforts to cause such registration statement to become effective, and shall keep effective any Piggyback Registration and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit Optionee to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such Piggyback Registration in effect for more than twelve (12) months from the initial effective date of the Piggyback Registration; PROVIDED, HOWEVER, that, if during the twelve (12) month period of effectiveness of the registration statement, the Company gives to Optionee a Blackout Notice pursuant to SECTION 4.6, the Company shall extend the effectiveness of the registration statement for the same time period as that set forth in the Blackout Notice.

     4.6 BLACKOUT RIGHTS. Following the effective date of any registration statement filed pursuant to Article 4 of this Agreement, the Company shall be entitled, from time to time, to notify Optionee to discontinue offers or sales of shares pursuant to such registration statement for Registrable Securities for the period of time stated in the written notice (the "Blackout Notice"), if the Company determines, in its reasonable business judgment, that the disclosure required in connection with the offers and sales of the Registrable Securities could materially damage the Company's ability to successfully complete an acquisition, corporate reorganization, securities offering or other voluntary transaction undertaken by the Company (which information the Company would not be required to disclose at such time other than in connection with Optionee's registration statement) that is material to the Company and its subsidiaries taken as a whole. The time period for which Optionee must discontinue offers or sales of shares pursuant to a Blackout Notice shall be for any period the Company reasonably believes is necessary, and if, the Company is unable to determine the duration of such period at the time the Blackout Notice is issued, the Blackout Notice may state that the period extends "until the Optionee is otherwise notified by the Company;" provided that the Blackout Notice may not exceed more than ninety (90) consecutive days or an aggregate of one hundred eighty (180) days within any calendar year. The Blackout Notice shall be signed by an authorized officer of the Company and shall certify the Company's determination. Optionee agrees that upon receipt of a Blackout Notice he shall discontinue offers or sales of Registrable Shares pursuant to any such registration statement for the period of time stated in the Blackout Notice.

     4.7 DISTRIBUTION OF REGISTRATION STATEMENT. In connection with Piggyback Registration, the Company shall promptly furnish to Optionee such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder, and such other documents, as Optionee may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

     4.8 NOTIFICATION OF EFFECTIVENESS. The Company shall notify Optionee promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

     4.9 OTHER NOTIFICATIONS. The Company shall promptly notify Optionee at any time when the prospectus included in the Piggyback Registration, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of Optionee prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     4.10 INDEMNIFICATION BY COMPANY. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless Optionee from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this SECTION 4.10, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or
(B) in any application or other document or communication (in this SECTION 4.10 collectively called an "Application") executed by or on behalf of the Company and based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the Securities Act or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Optionee for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be.

     If any action is brought against Optionee in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, Optionee shall promptly notify the Company in writing of the institution of such action (the failure to notify the Company within a reasonable time of the commencement of any such action, to the extent prejudicial to the Company's ability to defend such action, shall relieve the Company of liability to Optionee pursuant to this
SECTION 4.10) and the Company shall promptly assume the defense of such action, including the employment of counsel, provided that Optionee shall have the right to employ his own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Optionee unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or Optionee shall have reasonably concluded that there may be one or more legal defenses available to him which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of Optionee. Notwithstanding anything in this SECTION 4.10 to the contrary, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company shall not, without the prior written consent of Optionee, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respective of which indemnity may be sought hereunder, unless such settlement, compromise, consent, or termination includes an unconditional release of Optionee from all liability in respect of such action. The Company agrees promptly to notify Optionee of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

     4.11 INDEMNIFICATION BY OPTIONEE. Optionee agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by Optionee, to the same extent as the foregoing indemnity from the Company to Optionee in SECTION 4.10, but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to Optionee by or on behalf of Optionee, for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against Optionee pursuant to this SECTION 4.11, Optionee shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to Optionee, by the provisions of SECTION 4.10.

     4.12 TERMINATION OF REGISTRATION RIGHTS. The covenants set forth in Article IV of this Agreement shall terminate with respect to Optionee on the date that Optionee is eligible to sell all of his Registrable Securities under Rule 144 under the Securities Act.

                                    ARTICLE V

                                     LOCK UP

     5.1 LOCK-UP PERIOD. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Registrable Securities during the period requested in writing by the managing underwriter and agreed to in writing by the Company (the "Market Standoff Period"). The Company may impose stop transfer instructions with respect to Option Shares subject to the foregoing restrictions until the end of such Market Standoff Period.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter contained herein and merge all prior discussions, correspondence, agreements, promises, commitments, contracts or other instruments or understandings between them, and no Party shall be bound by any subsequent instrument, agreement or representation pertaining to the subject matter contained herein unless expressed in writing and signed by the Parties hereto.

     6.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each shall have the same force and effect as the other, as one and the same instrument.

     6.3 GOVERNING LAW. This Agreement shall be governed by laws of the State of Delaware.

     6.4 BINDING AGREEMENT. The Parties hereto warrant that each has been represented by counsel in connection with this Agreement, that they have read this Agreement, that they intend to be legally bound by the same, that they have entered into this Agreement freely and voluntarily, and that they have the full right, power, authority and capacity to enter into and execute the same. The Parties hereto further warrant that this Agreement is entered into with no Party relying upon any statement or representation made by any other Party not expressly embodied in this Agreement.

     6.5 ATTORNEYS' FEES. In any claim arising out of or relating to this Agreement, the prevailing party shall recover his or its reasonable costs and attorneys' fees.

     6.6 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered or mailed by prepaid mail addressed or sent via facsimile to:

     If to Optionee:            Richard G. Lubic
                                26250 Cumberland Road
                                Tehachapi, CA 93561
                                Facsimile: (661) 821-5463

     With a copy to:            Jenkens & Gilchrist Parker Chapin LLP
                                405 Lexington Avenue
                                New York, New York 10174
                                Attention: Martin Eric Weisberg
                                Facsimile: (212) 704-6288

     If to the Company:         USA Broadband, Inc.
                                921 Transport Way, #4
                                Petaluma, CA 94954
                                Attention: Edward P. Mooney
                                Facsimile: 707-769-1622

     With a copy to:            Shefsky & Froelich Ltd.
                                444 N. Michigan Avenue, Suite 2500
                                Chicago, IL 60611
                                Attention: Michael J. Choate
                                Facsimile: 312-527-5921

or such other address as the addressee may direct in writing.

     6.7 CAPTIONS. The captions applied to the sections of this Agreement are for convenience only and shall not affect their meaning or construction.

     6.8 WAIVER. The failure of either party to insist in any instance or performance of any term of this Agreement shall not be construed as a waiver of future performance of any such term.

     6.9 SEVERABILITY. If any portion of this Agreement is held invalid or unenforceable, the remainder thereof shall remain in full force and effect, and if the invalidity or unenforceability is due to the unreasonableness of time or geographical restrictions, such covenants and restrictions shall be effective for such period of time and for such areas as may be determined to be reasonable by a court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and to be dated the Date of Issuance hereof.

                                              USA BROADBAND, INC.
                                              a Delaware corporation

                                              By:
                                                    ----------------------------
                                              Its:
                                                    ----------------------------

                                                                     EXHIBIT 9.8
                                                 TO AGREEMENT AND PLAN OF MERGER

                             INTERIM LOAN AGREEMENT

                          DATED AS OF ___________, 2002

                                     BETWEEN

                               USA BROADBAND, INC.
                                    AS LENDER

                                       AND

                          LAS AMERICAS BROADBAND, INC.
                                   AS BORROWER

                          LAS AMERICAS BROADBAND, INC.

                             INTERIM LOAN AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE
RECITALS: ..................................................................   1
Section 1.  DEFINITIONS ....................................................   1
Section 2.  AMOUNT AND TERM OF LOAN ........................................   6
Section 3.  CONDITIONS TO LOAN .............................................   9
Section 4.  THE COMPANY'S REPRESENTATIONS AND WARRANTIES ...................  10
Section 5.  THE COMPANY'S COVENANTS ........................................  11
Section 6.  EVENTS OF DEFAULT ..............................................  13
Section 7.  MISCELLANEOUS ..................................................  16

                                    EXHIBITS

I    FORM OF NOTE
II   FORM OF STOCK PLEDGE AND SECURITY AGREEMENT

                          LAS AMERICAS BROADBAND, INC.

                             INTERIM LOAN AGREEMENT

     This INTERIM LOAN AGREEMENT is dated as of ____________, 2002 (the "AGREEMENT") and entered into by and between Las Americas Broadband, Inc., a Colorado corporation (the "COMPANY") and USA Broadband, Inc., a Delaware corporation (the "LENDER").

                                    RECITALS:

     A. The Company is desirous of obtaining a loan and, subject to and upon the terms and conditions contained herein, Lender is willing to make the loan to the Company to provide working capital and funds to repay certain of the Company's existing indebtedness.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and Lender agree as follows:

     Section 1. DEFINITIONS

     1.1  CERTAIN DEFINED TERMS.

     The following terms used in this Agreement shall have the following meanings:

     "AFFILIATE," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "AGREEMENT" has the meaning assigned to that term in the introduction to this Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

     "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

     "CASH EQUIVALENTS" means: (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed, directly or indirectly, by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof and repurchase agreements backed by United States government securities; (ii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation and at least P-1 from Moody's Investors Service, Inc.; and

(iii) certificates of deposit, time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $250,000,000.

     "CLOSING DATE" means May ___, 2002.

     "COMPANY" has the meaning assigned to that term in the introduction to this Agreement

     "CONTINGENT OBLIGATION," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings. Contingent Obligations shall include, without limitation: (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquires such obligation or any security therefore, or to provide funds for the payment of discharge of such obligation (whether in the form of loans, advances, stock purchase, capital contributions or otherwise) and
(Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "CONTRACTUAL OBLIGATION," as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA AFFILIATE", as applied to any Person, means: (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal

Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

     "ERISA EVENT" means: (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
(iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal by the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (1) or 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "EVENT OF DEFAULT" means each of the events set forth in SECTION 6.

     "FISCAL YEAR" means a twelve-month period ending on December 31 of each year.

     "FORCE MAJEURE EVENT" means an event of fire, earthquake, flood, severe storm, washout, mud slide, casualty, riot, insurrection, civil disturbance, strike (provided that, if practicable, such party shall make reasonable efforts to staff its operations so as to minimize disruptions to its operations), inability to obtain materials or supplies beyond the party's reasonable control, act of civil or military authorities, act of public enemy, embargo, war, act of God, rationing, or any other similar cause beyond a Person's reasonable control (and each party agrees to notify promptly the other party when the non-performance of its obligations hereunder is the result of any of the circumstances described above, and shall use all reasonable efforts to remedy such situation, and further agrees to provide the other party with periodic reports describing in reasonable detail the current condition of such circumstance for so long as such circumstance prevents the performance of an obligation required hereunder).

     "GAAP" means, subject to the limitations on the application thereof set forth in SUBSECTION 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

     "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     "INDEBTEDNESS," as applied to any Person, means: (i) all indebtedness for borrowed money, (ii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iii) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is: (a) due more than six months from the date of occurrence of the obligation in respect thereof, or (b) evidenced by a note or similar written instrument, and (iv) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

     "INDEMNITEE" has the meaning assigned to that term in SUBSECTION 7.2.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "INVESTMENT" means: (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person; or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

     "LENDER" has the meaning assigned to that term in the introduction to this Agreement.

     "LIEN" means any mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "LOAN" means the loan made by Lender to the Company pursuant to this Agreement.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Stock Pledge and Security Agreement and the instruments, documents and agreements executed and delivered pursuant to the foregoing or otherwise executed and delivered in connection with the Loan, all as amended, supplemented or otherwise modified from time to time.

     "MATERIAL ADVERSE EFFECT" means any change or effect that is, individually or in the aggregate, materially adverse to the business, prospects, properties, assets or financial condition or results of operations of any Person, taken as a whole; provided that any such (i) changes in circumstances or conditions affecting broadcast, cable and satellite television broadcasts insofar as they relate to either Party's operations, properties, licenses or transmissions; (ii) changes in the United States or global economy or financial market conditions; or (iii) changes in GAAP, shall not be considered to a material adverse change or a material adverse effect.

     "MERGER AGREEMENT" means the Agreement and Plan of Merger by and between Lender and the Company dated April 25, 2002.

     "NOTE" means the promissory note of the Company issued pursuant to SUBSECTION 2.1B on the Closing Date, substantially in the form of EXHIBIT I annexed hereto with appropriate insertions, as it may be amended, supplemented or otherwise modified from time to time.

     "OBLIGATIONS" means all obligations of every nature of the Company and its respective Subsidiaries from time to time owed to Lender under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

     "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents or by its chief financial officer or its treasurer; PROVIDED that every Officer's Certificate with respect to the compliance with a condition precedent to the making of the Loan hereunder shall include: (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "PERMITTED ENCUMBRANCES" shall mean Liens granted to Lender hereunder, under the other Loan Documents or liens granted under the Olive Note.

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, limited liability partnerships, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "RESTRICTED JUNIOR PAYMENT" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, and except for dividends payable by a wholly-owned corporate Subsidiary to its direct parent, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding, (iv) any distribution or other payment, direct or indirect, on account of any partnership interest in any of the Company's Subsidiaries which is a partnership or joint venture, except for distributions payable by a Subsidiary of the Company which is a partnership or joint venture to its constituent partners which are wholly-owned Subsidiaries of the Company, PROVIDED THAT such distribution or payment is in turn delivered to the Company, and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness, except for Indebtedness permitted under SECTION 5.2.

     "SECURITIES" means any stock, shares, shares of beneficial interest, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture, limited liability company, business trust or other business entity of which 50% or more of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person.

     1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     1.3 OTHER DEFINITIONAL PROVISIONS. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The terms "including," "includes" and "include" shall be deemed to be followed by the words "without limitation or exclusion."

     Section 2. AMOUNT AND TERM OF LOAN

     2.1  MAKING OF LOAN; NOTE.

     A. AGREEMENT TO MAKE LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company set forth herein, Lender agrees to lend to the Company Five Hundred Thousand Dollars ($500,000).

     B. NOTE/STOCK PLEDGE AND SECURITY AGREEMENT. The Company shall execute and deliver to Lender on the Closing Date a Note substantially in the form of
EXHIBIT I annexed hereto and the Stock Pledge and Security Agreement substantially in the form of EXHIBIT II annexed hereto.

     2.2  INTEREST ON THE LOAN.

     A. RATE OF INTEREST. Subject to SUBSECTION 2.2C, the Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the rate of ten percent (10%) per annum. Interest on the Loan shall be compounded each calendar quarter (or portion thereof) from the Closing Date.

     B. INTEREST PAYMENTS. Interest on the Loan shall be payable by the Company in arrears upon any prepayment of the Loan and on the Maturity Date.

     C. DEFAULT RATE. To the extent permitted by law, any principal or interest payments on the Loan or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice or prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate of thirteen percent (13%) per annum until paid. While bearing interest at such rate, interest on the Loan shall be compounded each calendar quarter (or portion thereof) from the date such rate is in effect. Payment or acceptance of the increased rates of interest provided for in this SUBSECTION 2.2C is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

     D. COMPUTATION OF INTEREST. Interest on the Loan shall be computed on the basis of a 365-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on the Loan, the Closing Date or the first day of any period specified in this Agreement shall be included, and the date of payment shall be excluded.

     2.3  PRINCIPAL PAYMENTS; PREPAYMENT; GENERAL PROVISIONS REGARDING PAYMENTS.

     A. MATURITY DATE. The entire outstanding principal balance of the Loan, and all interest accrued thereon (and all other amounts owing by the Company under this Agreement with respect to the Loan), shall be due and payable by the Company on the earlier of (i) termination of the Merger Agreement for any reason and (ii) December 31, 2002 (the "Maturity Date").

     B.   GENERAL PROVISIONS REGARDING PAYMENTS.

          (i) MANNER AND TIME OF PAYMENT. All payments by the Company of principal, interest, fees and other Obligations hereunder and under the Note shall be made only in Dollars in immediately available funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Lender by wire transfer not later than

     1:00 p.m. (New York time) on the date due; funds received by Lender after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day. Whenever payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. All payments due hereunder shall be paid to accounts designated in writing, from time to time, by Lender.

          (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as otherwise provided herein, all payments in respect of the principal amount of the Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (iii) INTEREST RATE LIMITATION. It is the intent of the Company and Lender in executing this Agreement and the other Loan Documents that none of the terms and provisions of this Agreement or any of the other Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by law. If Lender shall collect any monies which are deemed to constitute interest which would otherwise increase the effective interest rate on the Loan to a rate in excess of the maximum interest rate permitted to be charged by law, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Lender, be credited to the payment of sums due hereunder or under the other Loan Documents or shall be returned to the Company.

     2.4 USE OF LOAN PROCEEDS. The proceeds of the Loan shall be used by the Company solely for working capital purposes and to repay certain existing indebtedness of the Company set forth on SCHEDULE 2.4 hereto which has been approved by the Lender. No portion of the proceeds of the Loan shall be used by the Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     2.5 NO DEDUCTIONS. All sums payable by the Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax If the Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Company to Lender under any of the Loan Documents:

          (i) the Company and Lender shall notify each other of the requirement or any change in any the requirement as soon as either becomes aware of it;

          (ii) the Company shall pay any Tax before the date on which penalties attach thereto; and

          (iii) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Company shall deliver to Lender evidence satisfactory to the Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

In connection with the foregoing provisions of this SUBSECTION 2.5: (i) Lender, by executing this Agreement, confirms that it is a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code, and that Lender is not subject to any deduction or withholding with respect to any payments to Lender of principal, interest or other amounts payable under any of the Loan Documents, and (ii) Lender agrees to notify the Company if it is or becomes subject to any deduction, withholding or payment mentioned in this SUBSECTION 2.5.

     Section 3. CONDITIONS TO LOAN

     3.1 DELIVER OF DOCUMENTS ON CLOSING DATE. The obligations of Lender to make the Loan on the Closing Date is subject to the prior or concurrent satisfaction of all of the following conditions:

     A. COMPANY DOCUMENTS. On or before the Closing Date, the Company shall deliver or cause to be delivered to Lender the following, each, unless otherwise noted, dated the Closing Date:

          (i) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to be executed by the Company certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (ii) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to be executed by the Company;

          (iii) Executed originals of this Agreement, the Note and the other Loan Documents to be executed by the Company, including proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the Lender's opinion, desirable to perfect the security interests purported to be created by the Stock Pledge and Security Agreement; and

          (iv) Such other document as the Lender reasonably may request including SCHEDULE 2.4 which shall be approved by Lender.

     3.2  SATISFACTION OF CONDITIONS AND DELIVERY OF DOCUMENTS.

     A. OFFICER'S CERTIFICATE. On the Closing Date, the following conditions shall be satisfied and the Company shall have delivered to Lender an Officer's Certificate, in form and substance satisfactory to Lender, to that effect:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects;

          (ii) No event shall have occurred and be continuing that would constitute an Event of Default or a Potential Event of Default;

          (iii) The Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lender from making the Loan; and

          (v) The making of the Loan shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

     Section 4. THE COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Agreement and to make the Loan hereunder, the Company represents and warrants to Lender, on the date of this Agreement and on the Closing Date, that the following statements are true, correct and complete:

     4.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

     A. ORGANIZATION AND POWERS. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the Loan Documents to be executed by the Company.

     4.2  AUTHORIZATION OF BORROWING, ETC.

     A. AUTHORIZATION/BINDING OBLIGATION. The execution, delivery and performance of this Agreement and the other Loan Documents to be executed by the Company have been duly authorized and are the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     B. NO CONFLICT. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents by the Company and the consummation of the transaction contemplated thereby, do not and will not: (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or the Company's Articles of Incorporation or Bylaws or any order, judgment or decree of any court or other agency of government binding on the Company; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company; (iii) result in or require the creation or imposition of any Lien upon any of Collateral (as defined in the Stock Pledge and Security Agreement) of the Company (other than Liens in favor of the Lender); or (iv) require any approval of shareholders or any approval or consent of any Person.

     C. GOVERNMENTAL CONSENTS. To the best knowledge of the Company, the execution, delivery and performance by the Company of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, do not and will not require any consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     D. TITLE TO PROPERTIES; LIENS. The Company and its Subsidiaries have: (i) good, marketable and legal title to (in the case of fee interests in real property); (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property); or (iii) good title to (in the case of all other personal property), all of the Collateral and except as permitted by this Agreement, all free and clear of any Liens except Permitted Encumbrances.

     Section 5. THE COMPANY'S COVENANTS

     The Company covenants and agrees that, until termination of this Agreement and payment in full of the Loan, unless Lender shall otherwise give prior written consent, the Company shall perform or not perform, as the case may be, and shall cause each of its Subsidiaries to perform or not perform, all covenants in this SECTION 5.

     5.1 CORPORATE EXISTENCE. The Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect their respective corporate existence and all rights and franchises material to its business.

     5.2 INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

     A.   Indebtedness incurred pursuant to the Loan Documents;

     B. The Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations existing as of the date of this Agreement;

     C. The Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of the Company may become and remain liable with respect to Indebtedness to the Company or any other wholly-owned Subsidiary of the Company;

     D. Indebtedness incurred in the ordinary course of the Company's business consistent with past practice; provided that in no event shall the Company or its Subsidiaries incur any Indebtedness to Affiliates except as permitted by
(ii) and (iii) above; and

     E. Indebtedness evidenced by the promissory note of the Company to Olive Enterprises, Inc. dated as of March 21, 2002 (the "Olive Note").

     5.3  LIENS AND RELATED MATTERS.

          PROHIBITION ON LIENS. the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except: for Permitted Encumbrances.

     A. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a sale of such property, neither the Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, the Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (i) pay dividends or make any other distributions on any of such Subsidiary's equity Securities owned by the Company or any other Subsidiary of the Company; (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Company or any other of the Company; (iii) make loans or advances to Company or any other Subsidiary of the Company; or (iv) transfer any of its property or assets to the Company or any other Subsidiary of the Company.

     5.4 RESTRICTED JUNIOR PAYMENTS. the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except for payments due under the Olive Note.

     5.5  OPERATION OF BUSINESS.

     A. operate its business substantially as previously operated and only in the ordinary course of business consistent with past practices and use its commercially reasonable best efforts to preserve intact its organization and goodwill; maintain all of Las Americas' tangible assets in good condition, ordinary wear and tear excepted; comply in all material respects with all laws applicable to the conduct of Las Americas' business the failure of which would result in a Material Adverse Effect to the Las Americas Shares or Las Americas' assets;

     B. except as set forth in SECTION 6.2(b) of the Las Americas Due Diligence Schedules to the Merger Agreement, not permit a split, combination or reclassification of any shares of capital stock for Las Americas or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Las Americas' capital stock;

     C. not repurchase, redeem or otherwise acquire any shares of capital stock of Las Americas;

     D. except as set forth in SECTION 6.2(d) of the Las Americas Due Diligence Schedules to the Merger Agreement, not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of Las Americas or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares;

     E. maintain Las Americas' books and records in the ordinary course of business consistent with past practices;

     F. not pay any brokerage commissions or finder's fees incurred by reason of any action taken by Las Americas in connection with the transactions contemplated by this Agreement;

     G.   Intentionally omitted;

     H.   not change accounting methods, unless otherwise required by GAAP;

     I. except as set forth in SECTION 6.2(i) of the Las Americas Due Diligence Schedules to the Merger Agreement, be timely in all governmental filings and shall deliver copies thereof to Broadband;

     J. take no actions that would cause the Merger to be treated as other than tax-free;

     K. not declare or pay any dividends on or make other distributions in respect of any of its capital stock;

     L. not increase the amount of compensation of any director or officer of Las Americas or any of its Subsidiaries or make any increase in or commitment to increase any employee benefits; and

     M. not permit any of its Subsidiaries to take any action contrary to the restrictions imposed on Las Americas by this SECTION 5.

     Section 6. EVENTS OF DEFAULT

     If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur and the Company shall fail following the receipt of written notice to cure such default within, except as otherwise provided for herein, ten (10) Business Days after receipt of notice of the default from the Lender:

     6.1 FAILURE TO MAKE PAYMENTS WHEN DUE. Failure by the Company to pay the principal of or interest on the Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, where such default is not cured within five (5) Business Days after notice from Lender.

     6.2 DEFAULT IN OTHER AGREEMENTS. Failure of the Company to pay when due any principal of or interest on any Indebtedness beyond the end of any grace period provided therefor; or (ii) breach or default by the Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise).

     6.3 BREACH OF CERTAIN COVENANTS. Failure of the Company to perform or comply with any term or condition contained in SUBSECTION 2.5 or SECTION 5 of this Agreement.

     6.4 BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by the Company or any of its Subsidiaries in this Agreement, the other Loan Documents or the Merger Agreement, or in any statement or certificate at any time given by the Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the Closing Date; or

     6.5 OTHER DEFAULTS UNDER LOAN DOCUMENTS. The Company shall default in the performance of or compliance with any material term contained in this Agreement, or any of the other Loan Documents, and such default shall not have been remedied or waived within 30 days after receipt by the Company of notice from the Lender of such default, where such default is not remedied within 30 days after receipt by the Company of notice from the Lender (PROVIDED THAT if such default is not reasonably capable of being cured in such 30 day period, then such default shall not be an Event of Default if the Company commences to cure such default within the 30 day period and thereafter diligently and continuously proceeds to cure such default or impairment within 90 days after receipt of notice from the Lender, subject to delays caused by Force Majeure Events); or

     6.6 INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Either (i) a court shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged.

     6.7 VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Either (i) the Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any of its Subsidiaries shall make an assignment for the benefit of creditors; or (ii) the Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of the Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or other authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii).

     6.8 JUDGMENTS AND ATTACHMENTS. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $10,000 or (ii) in the aggregate at any time an amount in excess of $50,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Company or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder).

     6.9 DISSOLUTION. Any other judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of 45 days.

     6.10 EMPLOYEE BENEFIT PLANS. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Company or any of its ERISA Affiliates in excess of $100,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $100,000.

     6.11 CHANGE IN CONTROL. Any Person (other than the Lender or Affiliates of the Lender) or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of equity Securities of the Company (or other Securities convertible into such equity Securities) representing more than 50% of the combined voting power of all equity Securities of the Company entitled to vote in the election of directors.

THEN (i) upon the occurrence of any Event of Default described in SUBSECTION 6.6 or 6.7, (a) the unpaid principal amount of and accrued interest on the Loan and
(b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Lender, by written notice to the Company, may declare all or any portion of the amounts described in clauses (a) and (b) above to be immediately due and payable. In addition, upon any Event of Default, the Lender at its option and without notice to or demand upon the Company or its

Subsidiaries (which are expressly waived by the Company and its Subsidiaries), may proceed to protect, exercise and enforce its rights and remedies provided in the Loan Documents, and all other rights and remedies available at law and in equity.

     Section 7. MISCELLANEOUS

     7.1 EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly after the occurrence of an Event of Default, all costs of settlement, incurred by the Lender in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out", pursuant to any insolvency or bankruptcy proceedings or in connection with enforcing any judgment.

     7.2 INDEMNITY. In addition to the payment of expenses pursuant to SUBSECTION 7.1, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend, indemnify, pay and hold harmless the Lender and the officers, directors, employees, agents, nominees and affiliates of the Lender (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents (including without limitation Lender's agreement to make the Loan hereunder or the use or intended use of the proceeds of any of the Loan) (collectively called the "INDEMNIFIED LIABILITIES"); PROVIDED THAT the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     7.3 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement, the Note, or the other Loan Documents shall in any event be effective without the written concurrence of the Lender and the Company, and no consent to any departure by the Company from the provisions of this Agreement, the Note or the other Loan Documents shall be effective without the written concurrence of the Lender; PROVIDED THAT any such amendment, modification, termination, waiver or consent which: changes in any manner any provision of this Agreement; postpones the scheduled final maturity date of the Loan; postpones the date or reduces the amount of any scheduled payment of principal of the Loan; postpones the date on which any interest is payable; decreases the interest rate borne by the Loan; or changes in any manner the provisions contained in SUBSECTION 6.1 or this SUBSECTION 7.3, shall be effective only if evidenced by a writing signed by or on behalf of the Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     7.4 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     7.5 NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby, shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail, return receipt requested, four (4) Business Days after the aforesaid mailing;
(c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this SECTION 7.5), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). For the purpose hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto.

     7.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and making of the Loan hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in SUBSECTIONS 7.1 AND 7.2 shall survive the payment of the Loan and the termination of this Agreement.

     7.7 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     7.8 MARSHALLING; PAYMENTS SET ASIDE. The Lender shall not be under any obligation to marshal any assets in favor of the Company or any other party or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Lender, or the Lender exercises its right of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of the recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such setoff had not occurred.

     7.9 SEVERABILITY. In case any provision in or obligation under this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     7.10 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     7.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD DEFER TO THE SUBSTANTIVE LAW PROVISIONS OF ANOTHER JURISDICTION.

     7.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. Neither the Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by the Company without the prior written consent of the Lender.

     7.13 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY ACCEPTS, GENERALLY AND UNCONDITIONALLY, THEN ON EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO THE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. The Company and the Lender hereby agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to each party at its address provided in SUBSECTION 7.5, such service being hereby acknowledged to be sufficient for personal jurisdiction in any action in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right to bring proceedings in the courts of any other jurisdiction.

     7.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER IS IRREVOCABLE AND MEANING MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     7.15 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     7.16 CONFLICTING PROVISIONS. Except as otherwise provided in this Agreement or in any of the other Loan Documents, if any provision contained in this Agreement is in conflict with, or inconsistent with, any of the provisions of any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

     7.17 ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Agreement. All prior or contemporaneous understandings, oral representations or agreements had among the parties with respect to the subject matter are merged and contained in this Agreement.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above

     COMPANY:       LAS AMERICAS BROADBAND, INC.,

                    a Colorado corporation

                    By:
                       -----------------------------------------

                    Printed Name:

                    Title:

                    Notice Address:

                    20031 Valley Boulevard
                    Tehachapi, California 93561
                    Attention: Richard G. Lubic
                    Phone: 661-822-1030
                    Fax: 661-822-1039

                    With a copy (which shall not constitute notice) to:

                    Jenkens & Gilchrist Parker Chapin LLP
                    405 Lexington Avenue
                    New York, New York 10174
                    Attention: Martin Eric Weisberg, Esq.
                    Telephone: 212-704-6050
                    Fax: 212-704-6288

     LENDER:        USA BROADBAND, INC.,

                    a Delaware corporation

                    By:
                       -----------------------------------------

                    Printed Name:
                                 -------------------------------

                    Title:
                          --------------------------------------

                    Notice Address:

                    921 Transport Way, Suite 4
                    Petaluma, California 94954
                    Attention: Edward P. Mooney
                    Phone: 707-762-3997
                    Fax: 707-769-1622

                    With a copy to:

                    Shefsky & Froelich Ltd.
                    444 North Michigan Avenue
                    Suite 2500
                    Chicago, Illinois  60611
                    Attn:  Michael J. Choate

                               SECURITY AGREEMENT

                  SECURITY AGREEMENT dated as of May 3, 2002 between LAS AMERICAS BROADBAND, INC., a Colorado corporation, with offices at 20031 Valley Boulevard, Tehachapi, California 93561 ("DEBTOR"), and USA BROADBAND, INC., a Delaware corporation, with offices at 921 Transport Way, Petaluma, California 94954 ("SECURED PARTY").

                              W I T N E S S E T H:

                  WHEREAS, the Secured Party has advanced funds, in the sum of $500,000.00, to the Debtor, as evidenced by that certain promissory note dated as of even date herewith in favor of the Secured Party (the "NOTE"); and

                  WHEREAS, as a condition to such advance, the Secured Party required Debtor to grant to him a security interest in the Collateral (as defined herein) in order to secure Debtor's obligations under the Note, upon the terms and conditions more fully set forth herein;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                  1. DEFINED TERMS. Capitalized terms not otherwise defined herein, are used herein as defined in the New York Uniform Commercial Code (the "UCC").

                  2. SECURITY INTEREST. As collateral security for payment in full by the Debtor of all amounts when due under the Note and the other obligations to be performed under this Security Agreement and the Note (collectively, the "OBLIGATIONS"), Debtor hereby pledges, assigns and grants to the Secured Party a continuing first priority security interest, subject only to that certain Promissory Note and Security Agreement, each dated as of March 21, 2002 by and between Debtor and Olive Enterprises, Inc., in and lien on the following, whether now owned or hereafter acquired, (the "COLLATERAL"):

                           (a) Equipment as defined in the UCC, including
without limitation, equipment in all of its forms, wherever located, all machinery and other goods, furniture, furnishings, fixtures, office supplies and other tangible personal property and all parts thereof and all accessions thereto, including, without limitation, office, kitchen and restaurant furniture and furnishings, ovens, refrigeration and other food storage devices, computers, cash registers and credit card processing devices, motor vehicles and other machinery and equipment (whether utilized in the kitchen, restaurant or otherwise), together with all parts, fittings, special tools, alterations, substitutions, replacements and accessions thereto;

                           (b) Inventory as defined in the UCC, including
without limitation, all inventory, food, food stuffs, wines, liquors and all other beverages, in all of its forms, all linens, crystal, glassware, barware, stemware, silverware, china, dishes, cups, saucers, pots, pans, utensils and all other items of personal property used or usable in the operation of the business of the Debtor, all paper products, menus, maintenance, janitorial and cleaning and other operating supplies and equipment, other supplies, labels, bill checks and sales and promotional materials and brochures, wherever located;

                           (c) Accounts as defined in the UCC, including without
limitation, all accounts, accounts receivable, contract rights, chattel paper, electronic chattel paper, letter of credit rights, instruments, acceptances, drafts, and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, together with all ledger sheets, files, records and documents relating to any of the foregoing, (collectively, the "RECEIVABLES"), and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such Receivables other than contracts or agreements which by their terms expressly prohibit the granting of a lien, charge, security interest or encumbrance (collectively, a "LIEN"). The term "Receivables" shall also include, but not be limited to, the right to receive the proceeds, cash or other consideration received in connection with the Company's sale, transfer, assignment or disposition of its operations in Kern County, California.

                           (d) All rights under all contracts and agreements to
which the Debtor is a party (other than contracts or agreements which by their terms expressly prohibit the granting of a Lien and security interest thereon);

                           (e) All right, title and interest, in, to and under,
any accounts or deposit accounts maintained by the Debtor at any bank or other financial institution;

                           (f) General intangibles as defined in the UCC,
including without limitation, payment intangibles, software, good will and tax refunds;

                           (g) All other personal property of the Debtor,
including, without limitation, all other goods, documents, instruments, general intangibles, money, accounts and chattel paper; and

                           (h) All documents and documents of title relating to
or covering any of the foregoing or any other assets; and

                           (i) All products and proceeds of any of the
foregoing, including, without limitation, insurance proceeds, all payments and other distributions with respect thereto.

                  3. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to the Secured Party as follows:

                           (a) Debtor has full power and authority to execute,
deliver and perform this Security Agreement, which has been duly authorized by all necessary and proper corporate action.

                           (b) This Security Agreement has been duly executed
and delivered, and constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms.

                           (c) No effective security agreement, financing
statement, equivalent security or lien instrument or continuation security agreement covering all or any part of the Collateral is on file or of record in any public office.

                           (d) Debtor has good title to and is the lawful owner
of the Collateral, free from all claims, liens, encumbrances, charges or security interests whatsoever except as otherwise granted by this Security Agreement.

                           (e) The provisions of this Security Agreement create
a valid and, upon the filing of the related financing statement(s) in accordance with this Security Agreement, perfected security interest in the Collateral, enforceable in accordance with its terms.

                  4. COVENANTS. Debtor covenants and agrees that, until the Obligations are irrevocably satisfied in full or otherwise discharged:

                           (a) The Secured Party may sign and file on Debtor's
behalf one or more financing statements pursuant to the UCC, in such jurisdictions as the Secured Party shall determine. At any time and from time to time, upon request of the Secured Party, Debtor shall give, execute, file and/or record any notice, financing statement, statement, instrument, document or agreement that the Secured Party considers necessary to create, preserve, continue, perfect or validate any security interest granted hereunder or which the Secured Party considers necessary or desirable to exercise or enforce the Secured Party's rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Secured Party is authorized to file with respect to the Collateral one or more additional financing statements, continuation statements or other documents without the signature of Debtor and to name therein Debtor as debtor and the Secured Party as secured party; or to correct or complete, or cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming Debtor as debtor and the Secured Party as secured party.

                           (b) Debtor shall keep the Collateral insured for the
benefit of the Secured Party against fire, theft and such other hazards, and in amounts and with such insurance underwriters, as are prudent and customary in the Debtor's industry.

                           (c) Debtor shall (i) defend the Collateral against
adverse claims and demands of all persons; (ii) not remove Collateral from any warehouse or any future location without providing the Secured Party with reasonable advance notice (not less than 15 days) sufficient to give the Secured Party an opportunity to file such financing statements and otherwise perfect its security interest in such Collateral at such locations; (iii) not sell, assign, convey, grant, create or suffer to exist any lien, claim, security interest or encumbrance upon the Collateral in favor of any person other than the Secured Party, and (iv) not otherwise transfer or dispose of any Collateral ("TRANSFER"), except for a Transfer, other than a security interest, made in the ordinary course of business for reasonably equivalent value.

                  5. REMEDIES. If there is an Event of Default under and as defined in the Note, the Secured Party shall have, in addition to all other rights and remedies provided in this Security Agreement or otherwise, the remedies of a secured party under the UCC, including without limitation the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as Debtor can give authority therefor, enter upon any premises upon which Collateral may be situated and remove the same therefrom. The Secured Party may require Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Secured Party. Without limiting the generality of the foregoing, the Secured Party may immediately, without demand or performance and without notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever to Debtor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in New York City, New York, or elsewhere, the whole or from time to time any part of the Collateral upon which the Secured Party shall have a security interest or lien hereunder, or any interest which Debtor may have therein, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), shall apply the residue of such proceeds toward the payment of the Obligations and other liabilities of Debtor, Debtor remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given, Debtor hereby agrees that a notice sent at least two days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be reasonable notice of such sale or other disposition. The Secured Party, in its discretion, may in its name or in the name of Debtor, demand, sue for, collect and receive any money, receivables or proceeds included in the Collateral and extend the time of payment or otherwise modify any of the terms of or release Debtor under any such Collateral, without thereby incurring responsibility to or discharging or otherwise affecting any liability of Debtor. Debtor shall pay to the Secured Party on demand any and all attorneys' fees reasonably and necessarily incurred or paid by the Secured Party in protecting or enforcing the Obligations and the other rights of the Secured Party under this Security Agreement, including its right to take possession of and realize on Collateral.

                  6. POWER OF ATTORNEY. Debtor authorizes the Secured Party and does hereby make, constitute and appoint the Secured Party and agents of the Secured Party with full power of substitution, as Debtor's true and lawful attorney-in-fact with power, in its own name or in the name of Debtor, upon the occurrence and continuance of any Event of Default, to endorse any notes checks, drafts, money orders, or other instruments of payment (including, payments under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; to sign and endorse any documents relating to the Collateral; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; to grant, collect, receipt or, compromise, settle and sue for sums due in respect of the Collateral; and generally, to do at the Secured Party's option and at Debtor's expense, at any time, or from time to time all acts and things which the Secured

Party deems necessary to protect, preserve and realize upon the Collateral and Debtor's security interests therein in order to effect the intent of this Security Agreement, as fully and effectually as Debtor might or could do; and Debtor hereby ratifies all that said attorney shall do or cause to be done by virtue hereof. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE FOR AS LONG AS ANY OF THE OBLIGATIONS SHALL BE OUTSTANDING. Debtor agrees that any reasonable fees, costs and expense incurred by the Secured Party pursuant to the foregoing authorization, shall become part of the Obligations and be secured by the Collateral.

                  7.       MISCELLANEOUS.

                           (a) TERM OF SECURITY AGREEMENT. The term of this
Security Agreement shall commence on the date hereof and continue in full force and effect until all of the Obligations have been fully and indefeasibly paid and performed and such payment and performance has been acknowledged in writing by the Secured Party. At such time, this Security Agreement shall terminate, Secured Party shall release its security interests hereunder (and deliver and sign appropriate UCC termination statements), and the Collateral shall be reassigned to the Debtor.

                           (b) NOTICES. All notices, demands, consents,
requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Security Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this paragraph), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the addresses first above set forth or to such other address as any party may specify by notice given to the other party in accordance with this paragraph.

                           (c) AMENDMENT. Except as otherwise provided herein,
no amendment of this Security Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

                           (d) WAIVER. No course of dealing or omission or delay
on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

                           (e) GOVERNING LAW; JURISDICTION. This Security
Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed therein, without regard or reference to its choice of laws or conflicts of laws principles. This Security Agreement shall not be construed or interpreted against the party causing this note to be drafted. The Debtor hereby unconditionally and irrevocably consents to the exclusive personal and subject matter jurisdiction of the Federal District Court for the Southern District of New York and of the Supreme Court of the State of New York located in the county of New York in respect of any claim, action, suit or other proceeding arising out of or relating to this Security Agreement. In connection with any such claim, action, suit or other proceeding, the Debtor hereby unconditionally and irrevocably waives any right (a) to contest the venue of such courts; (b) to assert that such courts in any way constitute an inconvenient forum; (c) to have a jury trial; and (d) to assert that the Debtor is entitled to any immunity (whether sovereign or otherwise) from legal process, judgment or execution of judgment. The Debtor further agrees that the Debtor shall at all times maintain in New York county in the State of New York an agent for purposes of accepting service of process in any such claim, action, suit or other proceeding and that service upon such agent in accordance with the rules of either of the aforesaid courts shall constitute valid and effective service upon the matter.

                           (f) EQUITABLE REMEDIES. In the event of any actual or
prospective breach or default by either party, the other party shall be entitled to equitable relief, including remedies in the nature of injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for any actual or prospective breach or default, including the recovery of damages.

                           (g) SEVERABILITY. The provisions hereof are severable
and in the event that any provision of this Security Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision, as so amended and limited, valid and enforceable.

                           (h) ASSIGNMENT. This Security Agreement, and each
right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto. Any purported assignment without such consent shall be void and without effect.

                           (i) BINDING EFFECT. This Security Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Security Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any person not a party hereto.

                           (j) ENTIRE AGREEMENT. This Security Agreement as well
as the Note and the Intercreditor Agreement dated May 3, 2002 between the Secured Party and Olive Enterprises, Inc., a Pennsylvania corporation, contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior agreement, commitment or arrangement relating thereto.

                           (k) COUNTERPARTS. This Security Agreement may be
executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties, by their respective duly authorized officers, have duly executed this Security Agreement on the date set forth in the Preamble hereto.


SECURED PARTY:                         USA Broadband, Inc.


                                       By: /s/ Edward P. Mooney
                                          --------------------------------------
                                          Name: Edward P. Mooney
                                          Title: Interim President & Chief
                                          Executive Officer


DEBTOR:                                Las Americas Broadband, Inc.


                                       By: /s/ Richard G. Lubic
                                          --------------------------------------
                                          Name: Richard G. Lubic
                                          Title: President & Chief Executive
                                          Officer


                                 ACKNOWLEDGMENT


STATE OF ____________________                 )
                                                                :ss.:
COUNTY OF __________________                  )


                           On the ______ day of ____________, 2002, before me
personally came ________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________________ ____________________________________; that he/she is a ________ of Las Americas
Broadband, Inc., a Colorado corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the management of said corporation.


-----------------------------
Notary Public
806163

                                 PROMISSORY NOTE

U.S. $500,000.00                                             New York, New York
                                                              As of May 3, 2002

                  FOR VALUE RECEIVED, the undersigned, LAS AMERICAS BROADBAND, INC., a Colorado corporation, with offices at 20031 Valley Boulevard, Tehachapi, California 93561 (the "COMPANY"), hereby promises to pay to the order of USA BROADBAND, INC., a Delaware corporation (the "HOLDER"), at the Holder's office at 921 Transport Way, Suite 4, Petaluma, California 94954 or at such other place as may be designated in writing by the Holder, in accordance with this Note, the principal sum of five hundred thousand dollars ($500,000), or such lesser amount as shall be equal to the aggregate unpaid principal amount hereof as of September 21, 2002 or such earlier date as provided in Section 5 hereof (the "MATURITY DATE"), and to pay interest hereunder in arrears on the Maturity Date at a rate per annum equal to eight percent (8%). Interest on the unpaid principal amount hereof shall be calculated on the basis of a year of twelve
(12) thirty (30) days months. All payments hereunder shall be made in U.S. Dollars and in immediately available funds.

                  1.       PREPAYMENT.

                           (a) OPTIONAL PRE-PAYMENT. The Company may, at its
option, prepay all or a portion of the outstanding principal amount of this Note, at any time and from time to time, prior to the Maturity Date without premium or penalty. Each prepayment shall be applied first to the payment of all interest accrued hereunder on the date of any prepayment, and the balance of any such prepayment shall be applied to the principal amount hereof.

                           (b) MANDATORY PRE-PAYMENT. The Company shall be
required to prepay all of the outstanding principal amount of this Note and all interest accrued thereon prior to the Maturity Date if the Company sells, transfers, assigns or disposes or agrees to sell, transfer, assign or dispose of its operations in Kern County, California.

                  2. SECURITY AGREEMENT. The indebtedness represented by this Note is secured by that certain Security Agreement of even date herewith by and between the Company and the Holder (as the same may be supplemented, modified, amended or restated from time to time, the "SECURITY AGREEMENT").

                  3. MAXIMUM INTEREST. It is the intention of the Company and the Holder that the interest (as defined under applicable law) that may be charged to, collected from or received from the Company under this Note shall not exceed the maximum rate permissible under applicable law. Accordingly, notwithstanding anything in this Note to the contrary, in the event any interest (as so defined) is charged to, collected from or received from the Company under this Note in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied to the reduction of the outstanding principal balance under this Note, including the principal balance of the capital advances made to the Company by the Holder prior to the date of this Note (without any prepayment premium or penalty), and any portion of such excess payment remaining after payment and satisfaction in full shall be returned to the Company.

                  4. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing (each an "EVENT OF DEFAULT"):

                           (a) the Company shall fail to pay the principal of or
any installment of accrued interest on this Note within ten (10) business days after the due date hereof;

                           (b) any representation or warranty made in this Note
or the Security Agreement shall prove to have been false or misleading in any material respect when made or deemed made; or

                           (c) (i) the Company shall generally fail or be unable
to pay its debts as such debts become due, (ii) the Company shall admit in writing its inability to pay its debts as they become due, (iii) the Company shall make a general assignment for the benefit of creditors; (iv) any proceeding shall be instituted by or against the Company seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, or relief similar to any of the foregoing, under any statute, law or regulation, now and from time to time hereafter in effect, relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or similar official for it or for any part of its property and, in the case that a proceeding is instituted against the Company, such proceeding remains unstayed for a period of 45 days; or (v) the Company shall take any action in furtherance of, or indicating its consent to, approval of, acquiescence in, any of the actions set forth above in this Section 4(c).

                  5. EFFECT OF DEFAULT. Upon the occurrence of an Event of Default, the Holder shall have the immediate right, at its sole discretion, and without further notice, demand, presentment, notice of non-payment or non-performance, protest, notice of protest or any other notice, all of which are hereby irrevocably and unconditionally waived by the Company to declare that the balance of the Loan then outstanding shall bear interest until repaid in full at an annual rate equal to four percent (4%) per annum above the prime interest rate as reported in The Wall Street Journal on the date of the Event of Default and shall be payable ON DEMAND.

                  6. GOVERNING LAW; JURISDICTION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD OR REFERENCE TO ITS CHOICE OF LAWS OR CONFLICTS OF LAWS PRINCIPLES. THIS NOTE SHALL NOT BE CONSTRUED OR INTERPRETED AGAINST THE PARTY CAUSING THIS NOTE TO BE DRAFTED. THE COMPANY HEREBY UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK IN RESPECT

OF ANY CLAIM, ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. IN CONNECTION WITH ANY SUCH CLAIM, ACTION, SUIT OR OTHER PROCEEDING, THE COMPANY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT (A) TO CONTEST THE VENUE OF SUCH COURTS; (B) TO ASSERT THAT SUCH COURTS IN ANY WAY CONSTITUTE AN INCONVENIENT FORUM; (C) TO HAVE A JURY TRIAL; AND (D) TO ASSERT THAT THE COMPANY IS ENTITLED TO ANY IMMUNITY (WHETHER SOVEREIGN OR OTHERWISE) FROM LEGAL PROCESS, JUDGMENT OR EXECUTION OF JUDGMENT. THE COMPANY FURTHER AGREES THAT THE COMPANY SHALL AT ALL TIMES MAINTAIN IN NEW YORK COUNTY IN THE STATE OF NEW YORK AN AGENT FOR PURPOSES OF ACCEPTING SERVICE OF PROCESS IN ANY SUCH CLAIM, ACTION, SUIT OR OTHER PROCEEDING AND THAT SERVICE UPON SUCH AGENT IN ACCORDANCE WITH THE RULES OF EITHER OF THE AFORESAID COURTS SHALL CONSTITUTE VALID AND EFFECTIVE SERVICE UPON THE MATTER.

                  7. NOTICE. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this paragraph), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the addresses first above set forth or to such other address as any party may specify by notice given to the other party in accordance with this paragraph.

                  8. ENFORCEMENT OF EXPENSES. The Company shall pay all of the costs and expenses incurred by the Holder or other holder hereof in connection with enforcing the terms and provisions of this Note (including, without limitation, the reasonable fees and disbursements of attorneys and any related court costs). The Company shall not have any right to offset payments due under this Note against any sums that the Holder hereof or any subsidiary or affiliate of the Holder or any other such holder may now or in the future owe to the Company, onto any subsidiary or affiliate of the Company.

                  9. WAIVER, ETC. Failure by the Holder to insist upon the strict performance by the Company of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Company of any and all terms and provisions of this Note or any document securing the repayment of this Note. Any waiver of this Note shall be in writing and executed by the Company. Any such waiver shall be limited to the instance and purpose for which it is given. This Note may not be amended, modified or altered, except by an instrument in writing executed by each of the Company and the Holder.

                  10. BINDING EFFECT. The terms of this Note shall be binding upon and inure to the benefit of the successors to the Company, the Holder or any other holder thereof, as applicable. This Note and the obligations of the Company hereunder may not be assigned or delegated by the Company without the prior written consent of the Holder, which may be granted or withheld by the Holder in the Holder's sole and absolute discretion.

                  11. NOTE ABSOLUTE. The Company hereby agrees that subject to the terms of this Note, its obligations hereunder shall be continuing, absolute and unconditional, and without the benefit of any defense, claim, set-off, recoupment, abatement or other right, existing or future, which the Company may have against the Holder, or any other entity, and shall remain in full force and effect until the date the Company fully discharges any obligations due and owing to the Holder hereunder.

                  12. ENTIRE AGREEMENT. This Note as well as the Security Agreement and the Intercreditor Agreement dated May ___, 2002 between the Holder and Olive Enterprises, Inc., a Pennsylvania corporation, contain the entire understanding and agreement of the Company and the Holder with respect to the subject matter hereof and supersede all other prior and/or contemporaneous representations, warranties, agreements and understandings (oral or otherwise) relating thereto.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

                           LAS AMERICAS BROADBAND, INC.



                           By: /s/ Richard G. Lubic
                              ---------------------------------------------
                                 Name:  Richard G. Lubic
                                 Title: President & Chief Executive Officer